  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON             , 1998.
                                                      REGISTRATION NO. 333-49291
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                    U. S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           --------------------------


                               AMENDMENT NO. 3 TO
                                   FORM SB-2

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                           --------------------------

                         FIRSTLINK COMMUNICATIONS, INC.
                 (Name of small business issuer in its Charter)

            OREGON                           7385                  93-1197477
  (State or jurisdiction of      (Primary Standard Industrial     IRS Employer
        organization)                   Classification           Identification
                                         Code Number)                Number

                                190 SW HARRISON
                             PORTLAND, OREGON 97201
                                 (503) 306-4444
   (Address and telephone number of Registrant's principal executive offices)

                                 A. ROGER PEASE
                                190 SW HARRISON
                             PORTLAND, OREGON 97201
                                 (503) 306-4444
      (Name, address and telephone number of agent for service of process)

                           --------------------------

                                   COPIES TO:

        DAVID H. DRENNEN, ESQ.                   GREGORY SICHENZIA, ESQ.
     Neuman Drennen & Stone, LLC             Sichenzia, Ross & Friedman, LLP
 5350 South Roslyn Street, Suite 380               135 West 50th Street
      Englewood, Colorado 80111                  New York, New York 10020
 (303) 221-4700 (303) 694-6287 (Fax)       (212) 261-2007 (212) 664-7329 (Fax)

                           --------------------------

          APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC:
 AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THE REGISTRATION STATEMENT.

                           --------------------------

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /


                                                                   SEE NEXT PAGE


    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                         FIRSTLINK COMMUNICATIONS, INC.
                             CROSS-REFERENCE INDEX

                      ITEM NO. AND HEADING
                          IN FORM SB-2
                     REGISTRATION STATEMENT                                      LOCATION IN PROSPECTUS
----------------------------------------------------------------  -----------------------------------------------------
       1.  Forepart of the Registration Statement and outside
             front cover page of Prospectus.....................  Forepart of Registration Statement and outside front cover page of Prospectus

       2.  Inside front and outside back cover pages of
             Prospectus.........................................  Inside front and outside back cover pages of
                                                                    Prospectus

       3.  Summary Information, Risk Factors and Ratio of
             Earnings to Fixed Charges..........................  Prospectus Summary; Risk Factors

       4.  Use of Proceeds......................................  Use of Proceeds

       5.  Determination of Offering Price......................  Front Cover Page; Underwriting

       6.  Dilution.............................................  Dilution

       7.  Plan of Distribution.................................  Underwriting

       8.  Legal Proceedings....................................  Business--Legal Matters

       9.  Directors, Executive Officers, Promoters and
             Controlled Persons.................................  Management

      10.  Security Ownership of Certain Beneficial Owners......  Securities Ownership of Management and Principal
                                                                    Shareholders

      11.  Description of Securities to be Registered...........  Description of Securities

      12.  Interest of Named Experts and Counsel................  Legal Matters

      13.  Disclosure of SEC Position on Indemnification for
             Securities Act Liabilities.........................  Management--Limitation on Directors' Liability;
                                                                    Indemnification

      14.  Organization Within Last Three Years.................  Certain Transactions

      15.  Description of Business..............................  Prospectus Summary; Risk Factors; Business

      16.  Management's Discussion and Analysis or Plan of
             Operation..........................................  Management's Discussion and Analysis of Financial
                                                                    Condition and Results of Operations

      17.  Description of Property..............................  Business

      18.  Certain Relationships and Related
             Transactions.......................................  Certain Transactions

      19.  Market for Common Equity and Related Stockholder
             Matters............................................                            *

      20.  Executive Compensation...............................  Management--Executive Compensation

      21.  Financial Statements.................................  Financial Statements

      22.  Changes in and Disagreements with Accountants on
             Accounting and Financial Disclosure................                            *

------------------------

* Omitted from Prospectus because Item is inapplicable or answer is in the negative.

                   SUBJECT TO COMPLETION, DATED JULY 2, 1998

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

PROSPECTUS

                                1,400,000 UNITS
                         FIRSTLINK COMMUNICATIONS, INC.

               EACH UNIT CONSISTING OF ONE SHARE OF COMMON STOCK
                     AND ONE COMMON STOCK PURCHASE WARRANT
                               ------------------

    FirstLink Communications, Inc., an Oregon Corporation (the "Company"), is hereby offering to the public 1,400,000 units (the "Units"), each unit consisting of one share (the "Shares") of common stock, no par value per share ("Common Stock"), and one common stock purchase warrant (the "Warrants"). The anticipated initial public offering price of the Units is $5.50 per Unit ("Offering Price"), of which $.10 is the public offering price allocated to the Warrants. Upon completion of the Offering of the Units (the "Offering"), the Common Stocks and the Warrants will immediately trade separately. Two Warrants entitle the holder to purchase one share of Common Stock at a price of $8.10 per share ("Warrant Exercise Price") during the three-year period commencing on the date of this Prospectus. The Warrants may be redeemed by the Company at any time after the date of this Prospectus at a price of $.05 per Warrant on 45 days written notice if the last sale price of the Common Stock exceeds $12.15 for at least 20 of the 30 trading days immediately preceding the notice of redemption. Upon 30 days written notice to all holders of the affected class of Warrants, the Company shall have the right to reduce the exercise price and/or extend the term of the Warrants. The Units, Common Stocks, and Warrants offered hereby are sometimes herein collectively referred to as the "Securities." See "Description of Securities."

    Prior to the Offering, there has been no public market for the Common Stock or the Warrants, and there can be no assurance that such a market will develop after the effectiveness of the Offering. The offering price (the "Offering Price") has been determined by negotiation between the Company and Kashner Davidson Securities Corporation, Joseph Charles & Associates, Inc. and Joseph Dillon & Company, Inc. (the "Representatives"), as representatives of the several Underwriters ("Underwriters"). For a discussion of factors considered in determining the Offering Price and the Warrant Exercise Price, see "Underwriting."

    The Representatives are currently negotiating with prospective underwriters who may or may not become market makers in the Securities, but no additional market makers for the Securities have been specifically identified at this time. The Company has filed an application to list the Units, the Common Stock and Warrants on the Nasdaq SmallCap Market under the symbols "FLCIU," "FLCI," and "FLCIW." The Company has also filed an application to list the Units, the Common Stock, and the Warrants on the Boston Stock Exchange under the symbols "FSLU," "FSL," and "FSLW."
                            ------------------------


    THE SECURITIES OFFERED HEREBY ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK AND SUBSTANTIAL IMMEDIATE DILUTION. INVESTORS MAY RISK THE ENTIRE LOSS OF THEIR INVESTMENT. SEE "RISK FACTORS" BEGINNING AT PAGE 7 AND "DILUTION."

                             ---------------------
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
        EXCHANGE COMMISSION (THE "COMMISSION") OR ANY STATE SECURITIES
          COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES
           COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
            PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.

                                                            PRICE TO PUBLIC       UNDERWRITING        PROCEEDS TO
                                                                  (1)             DISCOUNT (1)       COMPANY (1)(2)
Per Unit.................................................        $5.50                $.55               $4.95
Total (3)................................................      $7,700,000           $770,000           $6,930,000
                                                                                               (see Notes, next Page)

    The Securities are being offered by the several Underwriters on a firm commitment basis, subject to prior sale, when, as and if delivered to and accepted by the Underwriters, and subject to withdrawal or cancellation of the offer without notice and to their right to reject any order, in whole or in part, and to certain other conditions. It is expected that delivery of the
certificates representing the Securities will be made on or about       , 1998.
                            ------------------------

KASHNER DAVIDSON SECURITIES CORPORATION        JOSEPH CHARLES & ASSOCIATES, INC.

JOSEPH DILLON & COMPANY, INC.                       TEJAS SECURITIES GROUP, INC.


               THE DATE OF THIS PROSPECTUS IS             , 1998

(1) Excludes a non-accountable expense allowance equal to 3% of the gross proceeds of the Offering payable to the Representatives, and the sale to the Representatives for $140 of an option (the "Representatives' Option") to purchase up to 140,000 Units at a price of $7.70 per Unit, exercisable over a period of four years commencing one year from the date of this Prospectus. The Company also has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"). See "Underwriting."

(2) Before deducting offering expenses payable by the Company of approximately $391,000, including the non-accountable expense allowance to the Representatives'. See "Underwriting."

(3) The Company has granted the Underwriters a 45-day option to purchase up to an additional 210,000 Units on the same terms as set forth above to cover over-allotments, if any (the "Over-allotment Options"). If the Underwriters exercise such options in full, the total Price to Public, Underwriting Discount, and Proceeds to Company will be $8,855,000, $885,500, and $7,969,500 respectively. See "Underwriting."

    Any modification to the Offering will be made by means of an amendment to the Prospectus. The Company reserves the right to withdraw or cancel the Offering without notice, and to reject any orders, in whole or in part, for the purchase of any of the offered Securities.

                            ------------------------

    Upon effectiveness of the Registration Statement of which this Prospectus is a part the Company will be subject to the reporting and other requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the Company intends to furnish its stockholders with annual reports containing financial statements audited by independent certified public accountants, as well as quarterly financial information for each of the first three quarters of each fiscal year. The Company will also file reports, proxy statements and other information with the Securities and Exchange Commission ("Commission").

    CERTAIN PERSONS PARTICIPATING IN THE OFFERING MAY ENGAGE IN TRANSACTIONS WHICH STABILIZE, MAINTAIN, OR OTHERWISE AFFECT THE PRICE OF THE COMMON STOCK OR WARRANTS AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET, INCLUDING BY ENTERING STABILIZING BIDS, EFFECTING SYNDICATE CONVERTING TRANSACTIONS, OR IMPOSING PENALTY BIDS. SUCH TRANSACTIONS MAY BE EFFECTED ON NASDAQ OR OTHERWISE. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME. FURTHER, SUCH PERSONS MAY ENGAGE IN PASSIVE MARKET MAKING TRANSACTIONS IN THE COMPANY'S SECURITIES ON NASDAQ IN ACCORDANCE WITH RULE 103 OF REGULATION M UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING."

                           FORWARD-LOOKING STATEMENTS

    When included in this Prospectus, the words "expects," "intends," "anticipates," "plans," "projects," and "estimates," and analogous or similar expressions are intended to identify forward-looking statements. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The forward-looking statements made in this Prospectus are based on current expectations that involve numerous risks and uncertainties. The Company's plans and objectives are based, in part, on assumptions involving the growth and expansion of business. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the control of the Company. Although the Company believes that its assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate and, therefore, there can be no assurance that the forward-looking statements made in this Prospectus will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements made in this Prospectus, particularly in view of the Company's early stage of operations, the inclusion of such information should not be regarded as a representation by the Company or any other person that the objectives and plans of the Company will be achieved.

                               PROSPECTUS SUMMARY

    THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED INFORMATION AND FINANCIAL STATEMENTS, INCLUDING THE RELATED NOTES THERETO, APPEARING ELSEWHERE IN THIS PROSPECTUS. UNLESS OTHERWISE INDICATED, ALL INFORMATION WITH REGARD TO THE CAPITAL STOCK OF THE COMPANY IN THIS PROSPECTUS, INCLUDING SHARE AND PER SHARE INFORMATION, (I) ASSUMES NO EXERCISE OF ANY OUTSTANDING OPTIONS OR WARRANTS OF THE COMPANY PRIOR TO THE OFFERING DESCRIBED HEREIN, (II) ASSUMES NO EXERCISE OF THE WARRANTS, THE UNDERWRITERS' OVER-ALLOTMENT OPTION, OR THE REPRESENTATIVES' OPTION SOLD IN THE OFFERING, AND
(III) GIVES EFFECT TO A 1- FOR -1.5 REVERSE STOCK SPLIT TO BE EFFECTED BY THE COMPANY ON THE EFFECTIVENESS OF THE REGISTRATION STATEMENT OF WHICH THIS PROSPECTUS IS A PART. (SEE "DESCRIPTION OF SECURITIES" AND "UNDERWRITING.")

                                  THE COMPANY

    The Company is a telecommunications company based in Portland, Oregon, that provides integrated telecommunications and entertainment services to multi-family apartment and condominium complexes. The Company offers a variety of services to tenants including the following:

    - Cable television
    - Local telephone
    - Long distance telephone
    - Enhanced calling features, such as:

- Call waiting                         - Call forwarding
- Conference calling                   - Distinctive ringing
- Account coding                       - Speed dialing
- Restricted access dialing            - Wake-up service
- Voice mail

    - High Speed Internet access
    - Telephone calling cards

    Industry sources estimate that the market for US telecommunications services represents approximately $210 billion. This includes local and long distance telephone service and cable television. Management estimates that approximately $7 billion of this figure is represented by the approximately 6 million apartments in buildings of 200 units or more in the United States.

    The Company currently leases telephone transmission facilities from U S West Communications, Inc. ("USWC"), LDDS Worldcom and Frontier Communications. Cable television signal is acquired by the Company from TCI Cablevision of Oregon, Inc., a subsidiary of Tele-Communications, Inc. ("TCI"); and KBL Cablesystems of the Southwest, a Time Warner company. Switching hardware used by the Company is manufactured by Cortelco, formerly ITT Solid State, and Digital Telecommunications Inc. Its high speed Internet services provider is GTE Intelligent Network Services, Inc. The Company's Internet line provides access speed, over existing telephone lines using standard equipment, of 1.544 Mb per second, or approximately 27 times faster than the 56 kilobytes per second provided by dial-up modems for use over existing telephone lines.

    These services are all offered under the Company's service mark to tenants of apartment and condominium complexes (referred to collectively herein as "apartments") which are under exclusive contracts with the Company. The services that are provided to the tenant are "transparent" to him; he does not have to acquire additional equipment or utilize special procedures to utilize the services. When a new tenant at a property which has a contract with the Company signs a service agreement with the Company, the Company assigns the tenant a telephone number, and installs all requested services in the tenant's apartment prior to the time the tenant moves in. All services are installed prior to tenant move-in, thereby eliminating the need to arrange for multiple installations by multiple vendors. One customer service number covers all potential service and inquiry needs. One bill is rendered to the tenant at the end of the month integrating all services provided. Payment is accepted by cash, check, wire transfer or credit card. In addition, all services are believed to be offered at or below retail market prices. The tenant may retain his existing telephone number if allowed by the incumbent local exchange carrier. There are no fees or interruptions of service for tenants transferring to FirstLink from another supplier.

    The Company provides additional incentives to the property manager or owner, including the benefit of dealing with a single provider for all communication services; the ability to offer tenants a complete, integrated package of communication and entertainment services; and the ability to maintain or improve occupancy rates by attracting and retaining tenants for whom communications and entertainment services are important. The property manager or owner and leasing agents also benefit from the receipt of commissions and further incentives for successfully marketing the Company's service.

    The Company currently has long-term contracts with 20 residential developments in six cities in the United States, including properties owned by Harsh Investment Corp, Paine Webber, and an affiliate of Prudential Insurance Company of America. Eleven of those properties were on-line as of the date of this Prospectus. The properties contain 4,661 apartment units.

    The Company has been able to obtain contracts with building owners and tenants in the Portland area. It intends to expand to other cities through arrangements with companies that have established relationships with MDU's in those cities. As an example, it recently entered into a letter of intent with Web Service Company, Inc. ("WEB"), one of the largest providers of coin operated laundry equipment and other services to apartment and condominium complexes in the United States. Initially, WEB will market the Company's services to the 590 apartment complexes which WEB presently supplies ancillary services in Seattle, Denver, Dallas, and the San Francisco Bay area, which represent approximately 150,000 units. See "Business--General" and "Business--WEB Agreement."

    The Company believes that WEB, which has been in business for over 50 years, has developed the credibility and recognition with property owners and managers that will allow the Company to expand into its target markets more rapidly, with greater penetration levels, and more cost effectively than it could do on its own.

    Approximately $40,000 of the proceeds of this Offering will be used by the Company to fulfill its obligations under its current contracts in Portland. An additional $3,652,000 will be used to purchase equipment for additional expansion in Portland and expansion into five additional cities. Approximately $2,097,000 of the proceeds will be used to pay additional overhead to service apartments in those cities. See "Use of Proceeds."

    The Company's executive offices are located at 190 SW Harrison, Portland, Oregon 97201, where its telephone number is (503) 306-4444.

                                  THE OFFERING


Securities offered............  1,400,000 Units (1)

Common Stock outstanding
  before the Offering.........  2,190,917 (2)

Common Stock outstanding after
  the Offering................  3,590,917 (2)(3)

Use of proceeds...............  Capital expenditures, system enhancements, and working capital

Proposed Nasdaq Symbols:

  Units.......................  FLCIU

  Common Stock................  FLCI

  Warrants....................  FLCIW

Proposed Boston Stock Exchange
  Symbols:

  Units.......................  FSLU

  Common Stock................  FSL

  Warrants....................  FSLW


------------------------

(1) Until completion of the Offering, the Units may only be purchased on the basis of one Common Share and one Warrant per Unit. Upon completion of the Offering, the Common Shares and the Warrants will be immediately detachable and separately transferable. Two Warrants entitle the holder to purchase one share of Common Stock at a price of $8.10 per share ("Warrant Exercise Price") during the three-year period commencing on the date of this Prospectus. The Warrants may be redeemed by the Company at any time after the date of this Prospectus at a price of $.05 per Warrant on 45 days written notice if the last sale price of the Common Stock exceeds $12.10 for at least 20 of the 30 trading days immediately preceding the notice of redemption. Upon 30 days written notice to all holders of the affected class of Warrants, the Company shall have the right to reduce the exercise price and/or extend the term of the Warrants.

(2) Does not include (i) 533,333 shares of Common Stock reserved for issuance upon exercise of options which have been granted under the Company's stock incentive plan (The Plan), none of which have been exercised as of May 15, 1998, and which have exercise prices ranging from of $1.13 to $2.25 per share, and of which 343,333 were subject to future vesting; (ii) 357,000 shares of Common Stock reserved for issuance upon exercise of other outstanding warrants having exercise prices ranging from $.75 to $3.00 per share; or (iii) 94,444 shares of Common Stock reserved for issuance upon exercise of the outstanding warrants that will be converted into Warrants. See "Management--Stock Options and Option Plans"; and Description of Securities--Convertible Notes.

(3) Does not include 700,000 shares of Common Stock reserved for issuance upon exercise of the Warrants (805,000 shares if the Over-allotment Option is exercised in full). Assumes no exercise of (i) the Underwriters' Over-allotment Options; and (ii) the Representative's Warrants.

                             SUMMARY FINANCIAL DATA

    Set forth below is selected summary financial information with respect to the Company. Financial information as of and for each of the years in the two-year period ended December 31, 1997, are derived from the financial statements included elsewhere in this Prospectus and is qualified by reference to such financial statements and the notes related thereto. Financial information as of March 31, 1998 and for the three month periods ended March 31, 1998 and 1997 are derived from unaudited financial statements of the Company. The unaudited financial statements have been prepared on the same basis as the audited financial statements and, in the opinion of management, include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the information set forth therein. The historical results are not necessarily indicative of the operating results to be expected in the future.

                                                                     YEAR ENDED             THREE MONTHS ENDED
                                                                     DECEMBER 31                 MARCH 31
                                                              -------------------------  ------------------------
                                                                  1997         1996         1998         1997
                                                              ------------  -----------  -----------  -----------
STATEMENTS OF OPERATIONS DATA:
  Revenues..................................................  $    879,903  $   602,423  $   283,483  $   165,441
  Operating expenses........................................     1,351,524      972,767      530,456      259,343
  Operating loss............................................      (471,621)    (370,344)    (246,973)     (93,902)
  Other expense, net........................................       106,655       27,473      137,255       50,736
  Net loss..................................................      (578,276)    (397,817)    (384,228)    (144,638)
  Basic and diluted loss per common share...................  $       (.50) $      (.75) $      (.20) $      (.18)
  Basic and diluted weighted average common shares..........     1,162,397      533,309    1,918,398      785,078


                                                                                             MARCH 31, 1998
                                                                                      ----------------------------
                                                                                                     AS ADJUSTED
BALANCE SHEET DATA:                                                DECEMBER 31, 1997     ACTUAL          (1)
                                                                   -----------------  ------------  --------------
  Cash and cash equivalents......................................    $     389,415    $    409,132   $  6,948,132
  Working capital................................................    $      59,464    $    132,303   $  6,671,303
  Property and equipment, net....................................    $     543,053    $    542,182   $    542,182
  Total assets...................................................    $   1,060,821    $  1,113,617   $  7,652,617
  Current liabilities............................................    $     408,795    $    376,728   $    376,728
  Long term debt, net of current portion.........................    $     388,017    $    158,790   $    158,790
  Stockholders' equity...........................................    $     264,009    $    578,099   $  7,117,099


OTHER DATA:                                              12/31/96      3/31/97      6/30/97      9/30/97     12/31/97      3/31/98
                                                        -----------  -----------  -----------  -----------  -----------  -----------
  Number of Units Under Contract......................       1,641        2,081        2,081        3,985        4,290        4,661
  Number of Units Installed...........................       1,069        1,271        1,643        1,643        1,922        2,609

------------------------

(1) Adjusted to reflect net proceeds of $6,539,000 from the sale by the Company in this Offering of 1,400,000 Units at the assumed public offering price of $5.50 per Unit.

                                  RISK FACTORS

    THE SECURITIES OFFERED HEREBY ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK. PROSPECTIVE INVESTORS SHOULD CAREFULLY CONSIDER THE POSSIBILITY OF THE LOSS OF THEIR ENTIRE INVESTMENT IN THE COMPANY'S SECURITIES AND, ALONG WITH EACH OF THE FOLLOWING FACTORS, CONSIDER THE INFORMATION SET FORTH ELSEWHERE IN THIS PROSPECTUS.

RISK FACTORS RELATED TO THE BUSINESS OF THE COMPANY

    INDEPENDENT AUDITORS RAISE SUBSTANTIAL DOUBT ABOUT THE COMPANY'S ABILITY TO CONTINUE AS GOING CONCERN. The Company has only a limited operating history upon which investors may base an evaluation of the likely performance of the Company. Although certain of the directors and officers of the Company have experience in managing businesses in related industries, they have only limited experience in developing and operating shared tenant services. Any failure to successfully develop or operate future properties could have a material adverse effect on the Company's business, financial condition and results of operations. The Company and its predecessors have generated operating revenues only since September 1994. From inception through March 31, 1998, the Company has recorded an accumulated deficit of $1,360,321. Management expects that the Company will continue to incur losses for the foreseeable future. The continuation of the Company for an extended period is dependent upon achieving adequate profit margins to realize profitable operations. There can be no assurance that the Company will realize earnings from operations or net profits. The Company has funded its operations to date through the private sale of equity and debt securities. The Company's independent auditors have included in their audit report an explanatory paragraph which states that the Company's recurring losses from operations raise substantial doubt about its ability to continue as a going concern. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

    DEPENDENCE ON PROCEEDS OF THIS OFFERING; NEED FOR ADDITIONAL CAPITAL. The Company is dependent on and intends to use virtually all of the net proceeds of the Offering to purchase switches and related equipment necessary to provide local telephone service in the Company's new and existing markets, fund the increased working capital requirements associated with the Company's planned market expansion, and enhance the Company's billing and customer care systems to support the growing customer base.

    DEPENDENCE UPON TCI. Nearly all of the apartment and condominium complexes the Company has under contract utilize TCI to provide cable service. The Company has negotiated exclusive agreements with TCI to provide such service on a complex-by-complex basis. There can be no assurance that the Company will be able to continue to negotiate cable service rates with TCI that are economically feasible for the Company; or that it will be able to enter any such agreements with cable companies in areas not served by TCI. If it is unable to obtain such agreements, the Company's ability to provide its services to new complexes may be severely adversely affected.

    POTENTIAL ADVERSE EFFECT OF INSUFFICIENT CABLE PENETRATION. Under its exclusive agreements with TCI, the Company pays TCI a monthly rate based on the number of units in a complex, regardless of the number of subscribers to cable service in the complex. The Company makes assumptions about the number of subscribers that will purchase cable in the complex to determine the rate it can afford to pay TCI. However, it is required to pay TCI regardless of the actual subscription base of a particular complex. Accordingly, there is a risk that the Company over-estimated the number of cable subscribers it will obtain in a complex, which would have an adverse impact on its results of operations. See "Business--Key Suppliers."

    UNCERTAIN ABILITY TO MANAGE GROWTH. The Company intends to pursue an aggressive growth strategy involving the development of customers in new markets. This growth strategy will require, among other changes, expanded operational and financial systems and the implementation of new control procedures. The Company's future operating results will depend on its ability to develop its infrastructure commensurate with revenues and on its ability to attract, hire and retain skilled employees. There can be no assurance that the Company will be able to provide adequate services in areas in which it wishes to expand or otherwise execute its business strategy, and its ability to grow may be adversely affected thereby.

    There can be no assurance that the Company will be able to manage any growth effectively. Failure to manage growth effectively could have a material adverse effect on the Company's business, financial condition and results of operations. In addition, although the Company's management information systems ("MIS") are adequate for its present level of business, as the Company expands it will need to up-grade such systems. The Company will use a portion of the proceeds of this Offering to acquire computer hardware, programming, and software to up-grade its MIS. However, it is likely that the new systems will require a period of time for the Company to adjust to the them and to integrate its existing future business into such systems. The Company's billing and customer service may be adversely affected by any delays in implementing such a system. See "Business--Management Information Systems."

    DEPENDENCE ON KEY PERSONNEL. The success of the Company is highly dependent upon the continued services of A. Roger Pease, its President and Chief Executive Officer, and Jeffrey S. Sperber, its Chief Financial Officer. The loss of the services of such key personnel could adversely affect the Company's business, financial condition and results of operations. The Company will require the services of additional executive personnel in the future. The Company has no employment agreements or non-compete agreements with any of its key personnel. There can be no assurance that the Company will be successful in attracting and retaining the personnel it requires to develop and operate its facilities or to expand its operations. The Company does not carry key man life insurance on any of its personnel. After the completion of this Offering, the Company will attempt to obtain key man insurance on Roger Pease, Jeffrey Sperber, and David Deluhery. See "Management."

    COMPETITION. General and local market conditions, including, among others, the presence of competing companies, may materially and adversely affect the Company's business, financial condition and results of operations. The competition in the telecommunications services industry is intense. Competitive factors include location and quality of facilities, price and quality of service. Competition may increase as a result of deregulation, allowing more companies to enter the market for local telecommunications services, many of which have held monopoly positions in the marketplace. Although the Company believes it offers services that are superior to or more convenient than competing services, many of the Company's existing and future competitors may have financial, marketing and other resources that substantially exceed those available to the Company. See "Business--Competition."

    DEVELOPMENT AND CONSTRUCTION DELAYS. The Company's growth strategy is dependent upon its ability to attract and retain additional customers. The successful development of new customers will depend upon various factors, including the availability of suitable sites, the ability of the Company to successfully service contracts to meet construction schedules and budgets, and the extent to which the Company otherwise performs in accordance with expectations. Development and construction delays could have a material adverse impact on the Company's business, financial condition and results of operations.

    MANAGEMENT'S LACK OF VOTING INFLUENCE. Upon consummation of the Offering, the Company's President, A. Roger Pease, will beneficially own 186,667 shares of Common Stock, including vested options exercisable to acquire an additional 80,000 shares of Common Stock, together representing 5.1% of the total issued and outstanding shares of Common Stock following completion of the Offering. All of the Company's officers and directors as a group beneficially own only 450,630 shares of Common Stock, including vested options. Even giving effect to the exercise of their outstanding and vested options, the Company's officers and directors as a group would exercise voting control over only 11.8% of the Company's outstanding shares of Common Stock following completion of the Offering. As a result of this lack of voting influence as stockholders, there can be no assurance that the Company's officers and directors will be able to implement the plans and strategies described in this Prospectus. Further, it is possible that stockholders with greater voting influence could initiate actions which could be adverse to those plans or hostile to current management. See "Security Ownership of Management and Principal Stockholders."

    INDEMNIFICATION AND EXCULPATION. To the extent permitted by Oregon law, the directors of the Company will not be liable to the Company or its stockholders for monetary damages for conduct as directors. The Company's Articles of Incorporation permit, and its Bylaws require, the Company to indemnify its directors and officers against all damages incurred in connection with the business of the Company to the fullest extent provided or allowed by law. The exculpation provisions may have the effect of preventing stockholders from recovering damages against the directors of the Company caused by their negligence, poor judgment or other circumstances. The indemnification provisions may require the Company to use its assets to defend the directors and officers of the Company against claims, including claims arising out of their negligence, poor judgment, or other circumstances. The Company has also entered into indemnity agreements with each of its directors and officers.

    RELIANCE ON MANAGEMENT. All decisions with respect to the management of the Company will be made exclusively by the management. The stockholders will not have any right or power to take part in the management of the Company. No prospective investor should purchase any of the Securities offered hereby unless the investor is willing to entrust all aspects of the management of the Company to the Management. See "Management."


    COMPENSATION PAYABLE TO MANAGEMENT AND OTHERS REGARDLESS OF
PROFITABILITY. The officers of the Company will receive salaries, presently totaling $305,000 per year, which will be payable to them whether or not the Company is profitable. The Company does not have employment contracts with any of its officers. Upon completion of the Offering the Compensation Committee of the Board of Directors of the Company will negotiate employment contracts with Messrs. Pease, Sperber, and Deluhery. All service performed by and compensation paid to Messrs. Pease, Sperber, and Deluhery will be performed pursuant to and paid under those employment agreements. See "Management--Executive Compensation."



    NO ASSURANCE OF PROFITS--RISK OF LOSS OF INVESTMENT. There is no assurance that the Company will generate profits, or that its securities will appreciate in value or that investors will be able to sell the securities acquired in the Offering at a profit. The marketability and value of the Company's business will depend upon many factors beyond the control of the Company, and there is no assurance that there will be a ready market for the business operated by the Company. Investors may risk the entire loss of their investment.


    YEAR 2000 EFFECT. While the Company believes that its software applications are year 2000 compliant, there can be no assurance until the year 2000 occurs that all systems will then function adequately. Further, if the software applications of local exchange carriers, long distance carriers, cable providers or others on whose services the Company depends are not year 2000 compliant, it could have a material adverse effect on the Company's financial condition and results of operations and the value of the Securities.

    GOVERNMENT REGULATION. The business of the Company is subject to extensive and changing laws and regulations, including those of the Federal Communications Commission ("FCC") and state and local regulatory bodies such as public utility commissions ("PUC"). Many of the operations of the Company are subject to licensing requirements of federal, state and local law. The United States Congress, the FCC, and state and local regulatory bodies in the past have adopted, and may in the future adopt, new laws, regulations and policies regarding a wide variety of matters that could affect the operations of the Company's business. No assurance can be given that changes in current or future regulations adopted by the United States Congress, the FCC, or state or local regulatory bodies or legislative initiatives could not have a material adverse effect on the Company. See "Business--Government Regulation."

RISK FACTORS RELATED TO THE OFFERING

    POSSIBLE DEPRESSIVE EFFECT ON EARNINGS OF ISSUANCE OF WEB WARRANTS. The Company has entered into a letter of intent with WEB to market the Company's services to apartment complexes. Under the proposed contract, WEB will have the right to earn warrants (the "WEB Warrants") to purchase shares of the Company's Common Stock on the basis of warrants to purchase 25 shares of Common Stock for each customer WEB obtains a service agreement with the Company. WEB can earn warrants to purchase up to 2,000,000 shares of Common Stock over the five year term of the Agreement. The exercise price of the WEB Warrants will be the public offering price of the Units sold in this Offering. Issuance of the WEB Warrants will significantly dilute the ownership of present shareholders and of those persons who invest in this Offering. Additionally, when Warrants are issued to WEB, the Company will report a charge to its earnings (if any) equivalent to the difference between the fair market value of the Common Stock on the date the WEB warrants are issued (if greater than the WEB Warrant exercise price) and the WEB Warrant exercise price. Any resulting decrease in earnings (or increase in losses) may have a depressive effect on the market price of the Company's Common Stock. See "BUSINESS--The WEB Agreement."


    BROAD DISCRETION IN APPLICATION OF PROCEEDS. The proceeds to the Company from the Offering, net of the expenses of the Offering, will be approximately $6,539,000, all of which will be used at the discretion of management in furtherance of the Company's business plan. Although the Company has tentatively allocated the net proceeds from this offering for certain broad uses, the projected expenditures are estimates and approximations and do not represent firm commitments of the Company. The proceeds will be used primarily to expand into new buildings for which no contracts presently exist, and for marketing. Accordingly, management of the Company has broad discretion to adjust the application and allocation of the net proceeds of this offering, in order to address changed circumstances and opportunities. In the event that the Company's plans change, or if the proceeds of this offering, the Company's results of operations or cash flow prove to be insufficient to fund operations, the Company may find it necessary to reallocate some or all of the proceeds from the offering. See "Use of Proceeds."


    DILUTION. As of the date of this prospectus, the Company has sold the 2,164,063 shares of Common Stock outstanding at an average cost per share of approximately $.93, which is $4.57 per share less than the Offering Price. In February-March 1998, the Company sold units which were essentially identical to the Units offered hereby at $2.25 per unit. At March 31, 1998, the Company had a net tangible book value (total assets less total liabilities and intangible assets) of $578,099 or $.27 per share of Common Stock outstanding, based on 2,164,063 shares issued and outstanding. Giving effect to the sale of 1,400,000 Units by the Company in the Offering, after deduction of the expenses of the Offering, the Company will have a net tangible book value of approximately $7,117,099 or $2.00 per share. Investors in the Offering will sustain an immediate substantial dilution of $3.50 (64%) of their price per share. See "Dilution."


    NO MARKET FOR SECURITIES; ARBITRARY DETERMINATION OF PRICES. There has been no market for the Common Stock or Warrants of the Company prior to the effective date of the Registration Statement of which this Prospectus is a part, and there is no assurance that an active public trading market for the Securities will develop or be sustained in the foreseeable future. In the absence of a public market for those securities, the public offering price of the Units and the exercise price of the Warrants were determined by negotiations between the Representative and the Company. Among the factors considered in determining the Offering Price and the Warrant Exercise Price were the prospects for the Company, an assessment of the industry in which the Company operates, an assessment of management, the number of shares of Common Stock and Warrants offered, the price the purchasers of such securities might be expected to pay given the nature of the Company, and the general conditions of the securities markets at the time of the Offering. Accordingly, the offering prices set forth on the cover page of this Prospectus or the exercise price of the Warrants should not be regarded as indications of the actual value of the Company or the Securities or of any future market price of the Company's Common Stock. Moreover, there can be no assurance that the market price of the Securities will not decline following the Offering, or that investors will be able to sell any of the Securities purchased hereunder at a price equal to or greater than the prices paid therefor.

    UNDERWRITERS' INFLUENCE ON THE MARKET. A significant number of Units will be sold to customers of the Underwriters. Such customers may subsequently engage in transactions for the sale or purchase of the Securities through or with the Underwriters. Although they have no legal obligation to do so, the Underwriters from time to time in the future may make a market in and otherwise effect transactions in the Securities. To the extent the Underwriters do so, they may be a dominating influence in any market that might develop and the degree of participation by the Underwriters may significantly affect the price and liquidity of the Securities. Such market making activities, if commenced, may be discontinued at any time or from time to time by the Underwriters without obligation or prior notice. Depending on the nature and extent of the Underwriters' market making activities and retail support of the Company's securities at such time, the Underwriters' discontinuance could adversely affect the price and liquidity of the Securities.


    REGULATORY HISTORY OF UNDERWRITER. Kashner Davidson Securities Corporation ("Kashner"), one of the Representatives in this Offering, is currently involved in a regulatory proceeding brought by the National Association of Securities Dealers, Inc. ("NASD") in which the NASD has alleged certain violations of NASD Regulations in connection with certain trading activity in municipal securities. In addition to that pending matter, within the past five years Kashner has settled and resolved three other regulatory proceedings brought by the NASD or the Commission involving alleged violations of NASD Regulations or securities laws. There can be no assurance of the effect, if any, of Kashner's pending or prior regulatory history on its activities in the Company's securities following completion of this Offering. See "Underwriting".


    POSSIBLE VOLATILITY OF STOCK PRICES; PENNY STOCK RULES. The over-the-counter markets for securities such as the Securities offered hereby historically have experienced extreme price and volume fluctuations during certain periods. These broad market fluctuations and other factors, such as new product developments and trends in the Company's industry and investment markets generally, as well as economic conditions and quarterly variations in the Company's results of operations, may adversely affect the market price of the Company's Common Stock. Although applications have been made to have the Securities be approved for quotation on the Nasdaq Small Cap Market, even if the applications are initially approved, there can be no assurance that they will remain eligible to be included on Nasdaq. In the event that the Securities were no longer eligible to be included on Nasdaq, they could be subject to rules adopted by the Commission regulating broker-dealer practices in connection with transactions in "penny stocks" which could materially, adversely affect the liquidity of the Company's securities. The regulations define a penny stock as any equity security not listed on a regional or national exchange or NASDAQ that has a market price of less than $5.00 per share, subject to certain exceptions. The material, adverse effects of such designation could include, among other things, impaired liquidity with respect to the Company's securities and burdensome transactional requirements associated with transactions in the Company's securities, including, but not limited to, waiting periods, account and activity reviews, disclosure of additional personal financial information and substantial written documentation. These requirements could lead to a refusal of certain broker-dealers to trade or make a market in the Company's securities. See "--Penny Stock Regulation."


    SHARES ELIGIBLE FOR FUTURE SALE. As of June 30, 1998, 2,190,917 shares of the Company's Common Stock were issued and outstanding, all of which are "restricted securities." Those shares may, under certain circumstances, in the future, be sold in compliance with Rule 144 adopted under the Securities Act. Holders of 935,556 shares of Common Stock, 188,888 Warrants, and 94,444 shares of Common Stock underlying those Warrants have agreed not to sell those securities for a period of one year after the date of this Prospectus. The holders of all other restricted securities have agreed not to sell their shares for a period of one year after the date of this Prospectus without the Representatives' prior written consent. In general, under Rule 144, subject to the satisfaction of certain other conditions, a person, including an affiliate of the Company, who has beneficially owned restricted shares of Common Stock for at least one

(1) year is entitled to sell, within any three-month period, a number of shares that does not exceed the greater of 1% of the total number of outstanding shares of the same class, or if the Common Stock is quoted on Nasdaq or a stock exchange, the average weekly trading volume during the four (4) calendar weeks immediately preceding the sale. A person who presently is not and who has not been an affiliate of the Company for at least three (3) months immediately preceding the sale and who has beneficially owned the shares of Common Stock for at least two (2) years is entitled to sell such shares under Rule 144 without regard to any of the volume limitations described above.

    The Company is authorized to grant options to purchase 533,333 shares of Common Stock pursuant to a stock option plan for key employees, officers, and directors (the "Plan"). As of May 15, 1998, stock options to purchase 533,333 shares of Common Stock have been granted under the Plan. See "Management--Executive Compensation-Stock Options and Option Plans." Although the Company has no present plans to register for sale under the Securities Act shares issuable upon exercise of the options granted pursuant to the Plan, if it should do so, when the options are exercised and the shares issued they would be freely tradeable, except for certain limitations imposed upon directors, officers and affiliates who exercise options granted under the Plan.

    No prediction can be made as to the effect, if any, that sales of shares of Common Stock or the availability of such shares for sale will have on the market prices prevailing from time to time. Nevertheless, the possibility that substantial amounts of Common Stock may be sold in the public market may adversely affect prevailing market prices for the Common Stock and could impair the Company's ability to raise capital in the future through the sale of equity securities. Actual sales or the prospect of future sales of shares of Common Stock under Rule 144 may have a depressive effect upon the price of the Common Stock and the market therefor.

    AUTHORIZATION OF PREFERRED STOCK. The Company's Articles of Incorporation, as amended, authorize the issuance of up to 1,000,000 shares of preferred stock, no par value. The Board of Directors has been granted the authority to fix and determine the relative rights and preferences of preferred shares, as well as the authority to issue such shares, without further stockholder approval. As a result, the Board of Directors could authorize the issuance of a series of preferred stock which would grant to holders preferred rights to the assets of the Company upon liquidation, the right to receive dividend coupons before dividends would be declared to common stockholders, and the right to the redemption of such shares, together with a premium, prior to the redemption of Common Stock. Common stockholders have no redemption rights. The issuance of any series of preferred stock under certain circumstances could adversely affect the voting power or other rights of the holders of Common Stock, and under certain circumstances, be used as a means of discouraging, delaying or preventing a change in control of the Company. The Company does not presently intend to issue any Preferred Stock. See "Description of Securities."


    AUTHORIZATION OF ADDITIONAL SHARES. The Company's Articles of Incorporation, authorizes the issuance of up to 20,000,000 shares of Common Stock, of which 2,190,917 shares were outstanding on June 30, 1998. The Company's Board of Directors has the authority to issue additional shares of Common Stock and to issue options and warrants to purchase shares of the Company's Common Stock without stockholder approval. Future issuance of Common Stock could be at values substantially below the Offering Price in the Offering and therefore could represent further substantial dilution to investors in the Offering. In addition, the Board could issue large blocks of voting stock to fend off unwanted tender offers or hostile takeovers without further stockholder approval.


    MARKET OVERHANG FROM OUTSTANDING OPTIONS AND WARRANTS. Immediately after the Offering the Company will have outstanding 533,333 options to purchase shares of Common Stock which have been granted under the Plan. All of the options granted under the Plan have exercise prices which were at or above the fair market value of the Common Stock on the date of grant. Additionally the Company will not grant non-qualified options with an exercise price of less than 85% of the fair market value of the Common Stock on the date of grant. The Company will also have Common Stock purchase warrants ("Private Warrants") exercisable to purchase 357,000 shares of Common Stock at exercise prices ranging from $.75 - $3.00 per share; 700,000 shares underlying the Warrants issued in this Offering; and an additional 94,444 shares underlying warrants that convert into warrants identical to the Warrants. The Company may also issue warrants (the WEB Warrants) to purchase up to 2,000,000 shares of Common Stock to WEB. (The options, Private Warrants and WEB Warrants will be referred to as the "Derivative Securities.") To the extent that such Derivative Securities are exercised or converted, dilution to the interests of the Company's stockholders may occur. Exercise or conversion of the Derivative Securities, or even the potential of their exercise or conversion may have an adverse effect on the trading price and market for the Company's Common Stock. The holders of the Derivative Securities are likely to exercise or convert them at times when the market price of the shares of Common Stock exceeds their exercise price. Accordingly, the issuance of shares of Common Stock upon exercise of the Derivative Securities may result in dilution of the equity represented by the then outstanding shares of Common Stock held by other stockholders. Holders of the Derivative Securities can be expected to exercise them at a time when the Company would, in all likelihood, be able to obtain any needed capital on terms which are more favorable to the Company than the exercise terms provided by such Derivative Securities. See "Description of Securities" and "BUSINESS--The WEB Agreement."

    CURRENT PROSPECTUS AND STATE BLUE SKY REGISTRATION REQUIRED TO EXERCISE WARRANTS. The Company will be able to issue shares of its Common Stock upon the exercise of Warrants only if there is a current prospectus relating to the Common Stock issuable upon the exercise of the Warrants under an effective registration statement filed with the Securities and Exchange Commission and such Common Stock is then qualified for sale or exempt therefrom under applicable state securities laws of the jurisdictions in which the various holders of Warrants reside. Although the Company has undertaken to maintain the effectiveness of a current Prospectus covering the Common Stock underlying the Warrants, there can be no assurance that the Company will be successful in maintaining a current registration statement. The Warrants, therefore, may be deprived of any value if for any reason a current prospectus covering the Common Stock issuable upon exercise of the Warrants is not kept effective.

    WARRANTS SUBJECT TO REDEMPTION. Two Warrants will entitle the holder to purchase one share of Common Stock at an exercise price equal to $8.10 per Share commencing from the effective date of this Prospectus. The Warrants are redeemable by the Company for $.05 per Warrant at any time after the date of this Prospectus upon at least forty-five (45) days prior written notice provided
(a) the closing high bid price of the Common Stock for twenty consecutive trading days within the thirty-day period preceding the date of the notice of redemption equals or exceeds $12.15; and (b) the Company has in effect a current registration statement with the Commission registering the Common Stock issuable upon exercise of the Warrants. In the event the Company exercises the right to redeem the Warrants, a holder would be forced either to exercise the Warrants within the period of the notice of redemption (which could occur at a time when it may be disadvantageous to do so), to sell the Warrants at the then current market price when the holder might otherwise wish to hold them, or to accept the redemption.

    PENNY STOCK REGULATION. In the event that the Company is unable to satisfy the maintenance requirements for the Nasdaq Small Cap Market and its Common Stock falls below the minimum bid price of $5.00 per share for the initial quotation, trading would be conducted on the "pink sheets" or the NASD's Electronic Bulletin Board. In the absence of the Common Stock being quoted on Nasdaq, or listed on an exchange, trading in the Common Stock would be covered by Rule 15g-9 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act") if the Common Stock is a "penny stock." Under such rule, broker-dealers who recommend such securities to persons other than established customers and accredited investors must make a special written suitability determination for the purchaser and receive the purchaser's written agreement to a transaction prior to sale. Securities are exempt from this rule if the market price is at least $5.00 per share.

    The Commission adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Such exceptions include an equity security listed on Nasdaq, and an equity security issued by an issuer that has (i) net tangible assets of at least $2,000,000, if such issuer has been in continuous operation for three years, (ii) net tangible assets of at least $5,000,000, if such issuer has been in continuous operation for less than three years, or (iii) average revenue of at least $6,000,000 for the preceding three years. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated therewith.

    If the Company's Common Stock were to become subject to the regulations applicable to penny stocks, the market liquidity for the Common Stock and Warrants would be severely affected, limiting the ability of broker-dealers to sell the common Stock and Warrants and the ability of purchasers in this Offering to sell their Common stock and Warrants in the secondary market. There is no assurance that trading in the Common Stock and Warrants will not be subject to these or other regulations that would adversely affect the market for such securities.

    NON-REGISTRATION IN CERTAIN JURISDICTIONS OF SHARES UNDERLYING THE
WARRANTS. Although the Common Stock and the Warrants will not knowingly be sold to purchasers in jurisdictions in which they are not registered or otherwise qualified for sale, purchasers may buy the Common Stock or Warrants in the aftermarket or may move to jurisdictions in which the shares of Common Stock issuable upon exercise of the Warrants are not so registered or qualified during the period that the Warrants are exercisable. In such event, the Company could be unable to issue shares to those persons desiring to exercise their Warrants unless and until the shares could be registered or qualified for sale in the jurisdiction in which such purchasers reside, or an exemption to such qualification exists or is granted in such jurisdiction. If the Company was unable to register or qualify the shares in a particular state and no exemption to such registration or qualification was available in such jurisdiction, in order to realize any economic benefit from the purchase of the Warrants, a holder might have to sell the Warrants rather than exercising them. No assurance can be given, however, as to the ability of the Company to effect any required registration or qualification of the Common Stock or Warrants in any jurisdiction in which registration or qualification has not already been completed. See "Description of Securities-Warrants."

    POSSIBLE LOSS OF INVESTMENT. Most of the net proceeds of the Offering will be expended at or prior to receipt of significant revenues by the Company. Consequently, stockholders will be dependent upon the performance of the Company's business for any return of their investment and risk the entire loss of their investment if revenues are insufficient to cover expenses. In the event that the business does not generate sufficient revenues to pay expenses, stockholders could lose part or all of their investment.

                                    DILUTION

    The net tangible book value of the Company at March 31, 1998, before giving effect to the Offering, was $578,099 or $.27 per share, based upon 2,164,063 shares outstanding. Net tangible book value per share is determined by dividing the number of outstanding shares of Common Stock into the net tangible book value of the Company (total assets less total liabilities and intangible assets). After giving effect to the sale of 1,400,000 Units by the Company in the Offering and receipt of the estimated net proceeds therefrom, the adjusted net tangible book value at March 31, 1998, would have been $7,117,099 or $2.00 per share of Common Stock. This represents an immediate increase of $1.73 per share to current stockholders and an immediate dilution of $3.50 per share to the investors in the Offering (assuming the allocation of the entire Offering Price to the shares of Common Stock). The following table illustrates the per share dilution, assuming all 1,400,000 Units are sold in the Offering: (1)

Assumed price Per Share of Common Stock.......................             $    5.50
Pro Forma Net Tangible Book Value Per Share of Common Stock
  Before Offering (2).........................................  $    0.27
Increase in Pro Forma Net Tangible Book Value Per Share of
  Common Stock Attributable to Shares Offered Hereby..........  $    1.73
Pro Forma Net Tangible Book Value Per Share of Common Stock
  After Offering..............................................             $    2.00
Dilution of Pro Forma Net Tangible Book Value Per Share of
  Common Stock to Purchasers in this Offering.................             $    3.50
Dilution Per Share of Common Stock as a Percent of Offering
  Price.......................................................                    64%

------------------------

(1) Does not include (i) 533,333 shares of Common Stock which have been granted under the Company's Incentive Plan, having exercise prices ranging from $1.13 to $2.25 per share, and of which 343,333 are subject to future vesting; (ii) 357,000 shares of Common Stock reserved for issuance upon exercise of outstanding warrants having a weighted average exercise price of $1.76 per share; and (iii) 94,444 shares of Common Stock reserved for issuance upon exercise of outstanding warrants that will be automatically converted into Warrants. See Management--Stock Options and Option Plans.

(2) Determined by dividing the number of shares of Common Stock outstanding into the net tangible book value of the Company.

    The following table sets forth, as of March 31, 1998, the number of shares of Common Stock purchased, the percentage of total cash consideration paid, and the average price per share paid by (i) the existing stockholders; and (ii) investors purchasing Securities in the Offering, before deducting estimated underwriting discounts and offering expenses payable by the Company.

                                                                              TOTAL CASH CONSIDERATION
                                                        SHARES PURCHASED                                   AVERAGE
                                                     -----------------------  -------------------------   PRICE PER
                                                       NUMBER      PERCENT       AMOUNT       PERCENT       SHARE
                                                     ----------  -----------  ------------  -----------  -----------
Existing Stockholders..............................   2,164,063          61%  $  2,022,621          21%   $     .93
New Investors (1)..................................   1,400,000          39%  $  7,700,000          79%(1)  $    5.50
                                                     ----------         ---   ------------         ---        -----
Total..............................................   3,564,063         100%  $  9,722,621         100%   $    2.73

------------------------

(1) Assumes (a) 1,400,000 Shares are sold in the Offering at an Offering Price of $5.50 per Share; and (b) no exercise of Warrants.

                                 CAPITALIZATION

    The following table sets forth the capitalization of the Company as of March 31, 1998, (i) on an actual basis; and (ii) as adjusted to give effect to the estimated net proceeds from the sale of the Units offered hereby, based upon an assumed Offering Price of $5.50 per Unit. This section should be read in conjunction with the financial statements and notes to the financial statements that are contained elsewhere in this Prospectus.

                                                                                           MARCH 31, 1998
                                                                                  --------------------------------
                                                                                                    AS ADJUSTED
                                                                                     ACTUAL           (1)(2)
                                                                                  -------------  -----------------
Long Term Debt, net of current portion..........................................  $     158,790    $     158,790

Stockholders' Equity:
  Preferred Stock, no par value, 1,000,000 Shares authorized; no shares
    outstanding.................................................................       --               --
  Common Stock, no par value, 20,000,000 shares authorized; 2,164,063 shares issued and outstanding; 3,564,063(2) shares issued and outstanding as
    adjusted....................................................................      1,938,420    $   8,477,420
Accumulated Deficit:............................................................     (1,360,321)      (1,360,321)
Total Stockholders' Equity:.....................................................        578,099        7,117,099
Total Capitalization:...........................................................  $     736,889    $   7,275,889

------------------------

(1) Does not include (i) 533,333 shares of Common Stock which have been granted under the Company's Stock Option Plan, having exercise prices ranging from $1.13 to $2.25 per share, and of which 343,333 are subject to future vesting; (ii) 357,000 shares of Common Stock reserved for issuance upon exercise of outstanding warrants having a weighted average exercise price of $1.76 per share; and (iii) 94,444 shares of Common Stock reserved for issuance upon exercise of outstanding warrants that will be converted into Warrants. See Management--Stock Options and Option Plans.

(2) Assumes no exercise of the Underwriters' Over-allotment Option or the Representatives' Options.

                                USE OF PROCEEDS

    The net proceeds to the Company from the sale of the Securities offered hereby, assuming a Unit Offering Price of $5.50, are estimated to be approximately $6,539,000, ($7,543,850 if the Over-allotment Option is exercised in full) after deducting the underwriting discount and offering expenses. Management anticipates that the proceeds will be applied with the following priority during the next twelve (12) month period:

DESCRIPTION OF USE                                                     AMOUNT      PERCENT
------------------------------------------------------------------  ------------  ---------

Capital Expenditures (1)..........................................  $  3,692,000        56%
System Enhancements (2)...........................................       750,000        12%
Salaries and Personnel Costs (3)..................................     1,500,000        23%
Marketing and General Administrative Costs (3)....................       597,000         9%
                                                                    ------------  ---------

    Total.........................................................     6,539,000       100%
                                                                    ------------  ---------
                                                                    ------------  ---------

------------------------

(1) Capital expenditures consist primarily of telephone switching equipment in new cities and new buildings, including buildings under contract, based on the Company's planned expansion.

(2) System enhancements consist primarily of enhancements to the current, or the acquisition of a new, billing and customer service system. The Company is currently evaluating the alternatives.

(3) The proceeds allocated to Salaries and Personnel Costs and to Marketing and General Administrative Costs will be applied, to the extent necessary, to the Company's current operations and to fund anticipated losses over the next twelve months. See "Management's Discussion and Analysis."

    The amounts set forth above represent the Company's present intentions for the use of the proceeds from the Offering. However, actual expenditures could vary considerably depending upon many factors, including, without limitation, changes in economic conditions, the ability of the Company to obtain lease financing, unanticipated complications, delays and expenses, or problems relating to the development of additional properties. Any reallocation of the net proceeds of the Offering will be made at the discretion of the Board of Directors but will be in furtherance of the Company's strategy to achieve growth and profitable operations through the development of additional properties. The Company's working capital requirements are a function of its future sales growth and expansion, neither of which can be predicted with any reasonable degree of certainty. As a result, the Company is unable to precisely forecast the period of time for which proceeds of the Offering will meet its working capital requirements. The Company may need to seek funds through loans or other financing arrangements in the future, and there can be no assurance that the Company will be able to make such arrangements in the future should the need arise. However, it intends to budget the proceeds so that such proceeds, either alone or with proceeds of any other financing, and revenues from operations, will be sufficient to meet the Company's cash requirements for at least the next 12 months.

    Pending use of the net proceeds of the Offering, the funds will be invested temporarily in certificates of deposit, short-term government securities or similar investments. Any income from these short-term investments will be used for working capital.

                                   DIVIDENDS

    No dividends have been paid by the Company. While no decision with regard to the payment of dividends in the future has, to date, been made, the Company does not, as of the date of this Prospectus, intend to declare or pay any dividends on its outstanding shares of Common Stock in the foreseeable future. Future dividend policy is subject to the discretion of the Board of Directors, and is dependent upon a number of factors including future earnings, capital requirements and the financial condition of the Company. Although no shares of preferred stock have been issued, in the event such shares are issued, the rights of Common Stock stockholders to dividends shall be subject to the rights and preferences of preferred stockholders. The Company does not presently intend to issue any preferred stock.

                  SELECTED FINANCIAL DATA AND STATISTICAL DATA

    Set forth below is selected summary financial information with respect to the Company. Financial information as of and for each of the years in the two-year period ended December 31, 1997, are derived from the financial statements included elsewhere in this Prospectus and is qualified by reference to such financial statements and the notes related thereto. Financial information as of March 31, 1998 and for the three month periods ended March 31, 1998 and 1997 are derived from unaudited financial statements of the Company. The unaudited financial statements have been prepared on the same basis as the audited financial statements and, in the opinion of management, include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the information set forth therein. The historical results are not necessarily indicative of the operating results to be expected in the future.

                                                                     YEAR ENDED             THREE MONTHS ENDED
                                                                     DECEMBER 31                 MARCH 31
                                                              -------------------------  ------------------------
                                                                  1997         1996         1998         1997
                                                              ------------  -----------  -----------  -----------
STATEMENTS OF OPERATIONS DATA:
  Revenues..................................................  $    879,903  $   602,423  $   283,483  $   165,441
  Operating expenses........................................     1,351,524      972,767      530,456      259,343
  Operating loss............................................      (471,621)    (370,344)    (246,973)     (93,902)
  Other expense, net........................................       106,655       27,473      137,255       50,736
  Net loss..................................................      (578,276)    (397,817)    (384,228)    (144,638)
  Basic and diluted loss per common share...................  $       (.50) $      (.75) $      (.20) $      (.18)
  Basic and diluted weighted average common shares..........     1,162,397      533,309    1,918,398      785,078


                                                                                             MARCH 31, 1998
                                                                                      ----------------------------
                                                                   DECEMBER 31, 1997     ACTUAL     AS ADJUSTED(1)
                                                                   -----------------  ------------  --------------
BALANCE SHEET DATA:
  Cash and cash equivalents......................................    $     389,415    $    409,132   $  6,948,132
  Working capital................................................    $      59,464    $    132,303   $  6,671,303
  Property and equipment, net....................................    $     543,053    $    542,182   $    542,182
  Total assets...................................................    $   1,060,821    $  1,113,617   $  7,652,617
  Current liabilities............................................    $     408,795    $    376,728   $    376,728
  Long term debt, net of current portion.........................    $     388,017    $    158,790   $    158,790
  Stockholders' equity...........................................    $     264,009    $    578,099   $  7,117,099


                                                         12/31/96      3/31/97      6/30/97      9/30/97     12/31/97      3/31/98
                                                        -----------  -----------  -----------  -----------  -----------  -----------
OTHER DATA:
  Number of Units Under Contract......................       1,641        2,081        2,081        3,985        4,290        4,661
  Number of Units Installed...........................       1,069        1,271        1,643        1,643        1,922        2,609

------------------------

(1) Adjusted to reflect net proceeds of $6,539,000 from the sale by the Company in this Offering of 1,400,000 Units at the assumed public offering price of $5.50 per Unit.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

    The following discussion and analysis should be read in conjunction with the Financial Statements and Notes thereto appearing elsewhere in this Prospectus.

    The Company provides integrated telecommunications services to multi-family apartment and condominium complexes. The Company offers a complete package of telecommunications services including local telephone, long distance telephone, enhanced calling features, internet access and cable television. All services are installed prior to the tenant's move-in and one bill is rendered to the tenant at the end of the month incorporating all services provided. Additionally, all services are believed to be offered at or below retail market prices. The Company's first property, the 525-unit Portland Center apartments complex, went on-line in September 1994. The properties under contract as of the date of this Prospectus, consisting of 3,015 units in Portland, Oregon and 1,646 units in five other cities, represent 4,661 units. Contract terms range from five years to fifteen years.

RESULTS OF OPERATIONS

THREE MONTHS ENDED MARCH 31, 1998 COMPARED TO THE THREE MONTHS ENDED MARCH 31,
  1997.

    The Company reported a net loss of $384,228 for the three months ended March 31, 1998, compared to a net loss of $144,638 for the same period of the prior year. The increase in net loss is primarily attributable to increased personnel and other selling, general and administrative expenses, as well as a one-time non-cash charge to other expense during 1998.

    Revenue increased by $118,042 or 71% for the three months ended March 31, 1998, compared to the same period of the prior year. The increase in revenue is attributable to the Company having eleven properties operating as of March 31, 1998, compared to four as of March 31, 1997. The increase in revenue is not proportional to the increase in properties due to the timing of when properties were brought on line.

    Operating expenses increased by $103,899 or 88% for the three months ended March 31, 1998, compared to the same period of the prior year. The increase in operating expenses, which are those costs directly attributable to revenue, was due to the increase in properties between periods. Operating expenses were 78% of revenue for the three month period during 1998 compared to 71% for the same period of the prior year. The increase in operating expense was disproportionate to the increase in revenue due to the Company absorbing certain fixed costs associated with the new properties brought on-line during 1998 without a corresponding increase in revenue.

    Selling, general and administrative expenses increased by $158,216 or 122% for the three months ended March 31, 1998, compared to the same period of the prior year. The increase between periods resulted from increases in payroll and related costs, travel and entertainment expenses, advertising and promotion expenses, and legal and regulatory costs. Selling, general and administrative expenses were 102% of revenue for the three month period during 1998 compared to 79% for the same period of the prior year.

    Depreciation and amortization expenses increased by $8,998 or 76% for the three months ended March 31, 1998, compared to the same period of the prior year. The increase between years is due to an increase in property and equipment resulting from the increased number of properties on line between years. Depreciation and amortization expense was 7% of revenue for the three month periods in both 1998 and 1997.

    Other expense increased by $86,519 or 171% for the three months ended March 31, 1998, compared to the same period of the prior year. The increase between years resulted from a one-time non-cash charge to other expense related to the induced conversion of certain convertible notes during 1998, partially offset by a decrease in interest expense that was accreted on the Promissory Notes during 1997 that were not outstanding during 1998. Other expense was 48% of revenue for the three month period during 1998 compared to 31% for the same period of the prior year.

YEAR ENDED DECEMBER 31, 1997 COMPARED TO DECEMBER 31, 1996.

    The Company reported a net loss of $578,276 for the year ended December 31, 1997, compared to a net loss of $397,817 for the year ended December 31, 1996. The increase in net loss is attributable to the increased personnel costs, depreciation charges and interest expense associated with the Company's growth that was experienced between years.

    Revenue increased by $277,480 or 46% for the year ended December 31, 1997, compared to the prior year. The increase in revenue is attributable to the Company having eight properties operating by the end of 1997 compared to three for 1996. The increase in revenue is not proportional to the increase in properties due to the timing of when properties were brought on line during 1997.

    Operating expenses increased by $210,782 or 57% for the year ended December 31, 1997, compared to the prior year. The increase in operating expenses, which are those costs directly attributable to revenue, was due to the increase in properties between years. Operating expenses were 66% of revenue for the year ended December 31, 1997, compared to 61% for the prior year. The increase in operating expense was disproportionate to the increase in revenue due to the Company absorbing certain fixed costs associated with the new properties brought on line during 1997 without a corresponding increase in revenue.

    Selling, general and administrative expenses increased by $135,899 or 24% for the year ended December 31, 1997, compared to the prior year. The increase between years resulted from an increase in payroll and temporary staff expenses. Selling, general and administrative expenses were 80% of revenue for the year ended December 31, 1997, compared to 94% for the prior year.

    Depreciation and amortization expenses increased by $32,076 or 85% for the year ended December 31, 1997, compared to the prior year. The increase between years is due to an increase in property and equipment resulting from the increased number of properties on-line between years. Depreciation and amortization expense was 8% of revenue for the year ended December 31, 1997, compared to 6% for the prior year.

    Other expense increased by $79,182 or 288% for the year ended December 31, 1997, compared to the prior year. The increase between years resulted from an increase in interest expense, which was due to an increase in financing activities and accreted interest thereon and capital leases between years. Other expense was 12% of revenue for the year ended December 31, 1997, compared to 5% for the prior year.

    The Company has net operating loss carryforwards which are available to offset future financial reporting and taxable income. Net operating loss carryforwards for tax purposes totaled approximately $965,000 at December 31, 1997, and expire in 2011 through 2012.

    A provision of the Internal Revenue Code requires the utilization of net operating losses be limited when there is a change of more than 50% in ownership of the Company. The Company appears to have incurred an ownership change under IRC Section 382. This potential ownership change would limit the utilization of any net operating losses incurred prior to the change in ownership date. The Company intends to complete an analysis under IRC Section 382 to determine if any ownership change has occurred.

    The difference between expected tax benefit, computed by applying the federal statutory rate of 34% to loss before taxes, and the actual tax benefit of $-0- is primarily due to the increase in the valuation allowance for deferred taxes.

LIQUIDITY AND CAPITAL RESOURCES

    At March 31, 1998, the Company had cash and cash equivalents of $409,132 compared to $389,415 at December 31, 1997. Net cash of $341,974 was used in operating activities which resulted from the Company's net loss as well as from working capital requirements.

    Net cash of $19,917 was used in investing activities which was comprised entirely of capital expenditures. The Company is currently pursuing various leasing alternatives to finance its anticipated future capital expenditures. As of March 31, 1998, the Company had $550,000 of lease financing available for future capital expenditures. While management believes that available lease lines are sufficient to fund short-term capital requirements, additional lease financing will be required to fund the Company's long-term plans. There is no assurance that the Company will be able to obtain lease financing at rates that are acceptable to the Company or in amounts that will be sufficient to fund its long-term requirements. Any deficiencies between the Company's leasing capabilities and the Company's capital expenditure requirements, will have to be financed through the issuance of common stock or debt.

    Net cash of $381,608 was generated from financing activities during the three months ended March 31, 1998. This was the net result of the Company's issuance of shares of Common Stock in a private placement which totaled $390,391, offset by principal payments under capital leases.

    The Company's independent auditors have included in their audit report an explanatory paragraph which states that the Company's recurring losses from operations raise substantial doubt about its ability to continue as a going concern. The Company has generated operating cash losses from its inception. Additionally, the Company requires and will continue to require, cash to fund the net losses and capital requirements associated with the Company's planned growth. The cash required to fund such activities will be substantial and beyond what the Company currently holds in cash and cash equivalents. Management believes that approximately $5,200,000 of cash will be required to fund planned operations for the next twelve months. Management believes that the Company's cash balance at March 31, 1998, is sufficient to fund the Company's activities for the next three months. The Company is currently pursuing various financing alternatives including both public and private equity financing. There can be no assurance that management will be successful in obtaining such financing.

    In December 1997, the Company signed a letter of intent with an underwriter to offer shares of the Company's common stock for sale through an initial public offering. It is the Company's plan to raise between $7,700,000 and $8,855,000 in the public offering. If successful, management believes that the cash generated from the public offering will be sufficient to meet its cash requirements for at least the next twelve months.

    The Company has agreements with certain cable television operators to purchase bulk cable signals at the Company's properties. As of March 31, 1998, the Company's commitment was $27,224 per month for such services. At March 31, 1998, there were no material commitments for capital expenditures.

NEW ACCOUNTING PRONOUNCEMENTS

    SFAS 130, "Reporting Comprehensive Income," was issued in June 1997. It establishes standards for reporting and display of comprehensive income and its components in a full set of general purpose financial statements. SFAS 131, "Disclosure about Segments of an Enterprise and Related Information," was issued in June 1997. It establishes standards for the way public business enterprises report information about operating segments in annual financial statements and requires that those enterprises report selected information about operating segments in interim financial reports issued to shareholders. It also establishes standards for related disclosures about products and services, geographic areas and major customers. The adoption of these standards had no effect on the Company's financial statements.

                                    BUSINESS

GENERAL

    The Company is a Portland, Oregon, based telecommunications company that provides integrated telecommunications and entertainment services to multi-family apartment and condominium complexes. The Company offers a variety of services to tenants including the following:

    - Cable television

    - Local telephone

    - Long distance telephone

    - Enhanced calling features, such as:

- Call waiting                     - Call forwarding
- Conference calling               - Distinctive ringing
- Account coding                   - Speed dialing
- Restricted access dialing        - Wake-up service
- Voice mail

    - High speed Internet access

    - Telephone calling cards

    Long distance traffic is routed over separate dedicated lines to an interexchange carrier who provides discounted long distance telephone service to the Company and its customers. Cable television service is provided to MDU's by the Company through exclusive agreements with the local cable television franchise holder. In Portland, for example, the Company has an agreement with TCI Cablevision of Oregon, Inc., a subsidiary of Tele-Communications, Inc., the largest cable company in the US ("TCI"); and with a division of Time Warner Communications, Inc., to be the exclusive provider of cable service to the building with which the Company has a contract. The Company purchases cable service at a discount and applies a markup to cover additional costs and contribution to profit and then resells the service to tenants at a discount from retail rates.

    Internet access is provided by routing traffic through the Company's switches to an independent Internet service provider. On December 30, 1997, the Company entered into an agreement with GTE Intelligent Network Services, Inc., a subsidiary of GTE Corp., to provide internet access to its customers. In May 1998 the Company installed its first internet line on a test basis, providing access speed of 1.544 Mb per second, or approximately 27 times faster than the 56 kilobytes per second provided by dial-up modems for use over existing telephone lines. The GTE service uses existing telephone lines. The user incurs no additional costs to utilize the faster service.

    These services are all offered under the Company's service mark to tenants of apartment and condominium complexes (referred to collectively herein as "apartments") which are under exclusive contracts with the Company. When a new tenant at a property under contract with the Company signs a service agreement with the Company, the Company assigns the tenant a telephone number; and installs all of the services in the tenant's apartment prior to the time the tenant moves in. All services are installed prior to tenant move-in so the tenant does not need to arrange for multiple installations by multiple vendors. One customer service number covers all potential service and inquiry needs. One bill is rendered to the tenant at the end of the month integrating all services provided. Payment is accepted by cash, check, wire transfer or credit card. In addition, all services are believed to be offered at or below retail market prices. The tenant may retain his existing telephone number if allowed by the incumbent local exchange carrier. There are no fees or interruptions of service for tenants transferring to FirstLink after receiving service from another supplier.

    The Company provides additional incentives to a property manager or owner, including the benefit of dealing with a single provider for all communication services; the ability to offer tenants a complete, integrated package of communication and entertainment services; and the ability to maintain or improve occupancy rates by attracting and retaining tenants for whom communications and entertainment services are important. The property manager or owner and leasing agents also benefit from the receipt of commissions and further incentives for successfully marketing the Company's service.

    The Company currently has written long-term contracts with 20 residential developments in six cities in the United States, including properties owned by Harsh Investment Corp, Paine Webber, and an affiliate of Prudential Insurance Company of America. Eleven of those properties were on-line as of the date of this Prospectus. The properties contain 4,661 apartment units. Contract terms range from 5 to 15 years with the average term of 6.5 years. The Company does not believe that it is dependent on any individual property.

PROPERTY LOCATION                                          UNITS UNDER CONTRACT    UNITS ON LINE
---------------------------------------------------------  ---------------------  ---------------
Portland, OR.............................................            3,015               2,609
Seattle, WA..............................................              351              --
Denver, CO...............................................              315              --
Oklahoma City, OK........................................              273              --
Vancouver, WA............................................              440              --
Phoenix, AZ..............................................              267              --
                                                                     -----               -----
  Total..................................................            4,661               2,609

    The Company has been able to obtain contracts with building owners and tenants in the Portland area. It intends to expand to other cities through agreements with companies that already have an extensive presence in those cities. As an example, it recently entered into a letter of intent with Web Service Company, Inc., one of the largest providers of coin operated laundry equipment and other services ("ancillary services") to apartment and condominium complexes in the United States. Initially, WEB will market the Company's services to the 590 apartment complexes which WEB presently supplies ancillary services in Seattle, Denver, Dallas, and the San Francisco Bay area, representing approximately 150,000 units. See "--WEB Agreement."

    Approximately $40,000 of the proceeds of this Offering will be used by the Company to fulfill its obligations under its current contracts in Portland. An additional $3,652,000 will be used to purchase equipment for additional expansion in Portland and expansion into five additional cities. Approximately $2,097,000 of the proceeds will be used to pay additional overhead to service apartments in those cities. See "Use of Proceeds."

COMPANY SERVICES AND EXISTING CUSTOMERS

    Five main services make up the Company's integrated communications package. They include:

    - Local phone service

    - Enhanced calling features

    - Long distance phone service

    - Cable television service

    - Internet access

    The Company installs telephone switching equipment within each apartment complex. This equipment generates an internal dial tone to the apartment complex. The same hardware and software also provides enhanced calling features like call waiting, call forwarding, and voicemail service. The switching equipment located at the apartment complex is then interconnected with the local telephone company so telephone calls can be received and transmitted across the public switched telephone network, as well as the networks of other carriers. The Company's services are transparent to the customer; that is, he is unaware that his service goes through the Company's switch.

    From the customer's perspective all of these services are provided through the Company. The Company handles the sales, installation, customer care, and billing of all services, thereby delivering a one-stop approach to customer satisfaction.

    The tenant is offered discounts as an enticement to take service from the Company. Installation costs are waived when a customer transfers service to FirstLink from another provider and the transfer is accomplished without inconvenience to the tenant. If permitted by the local carrier, the tenant has the option of keeping his existing phone number. The Company guarantees its service: if the tenant is unhappy for any reason, the Company will reconnect the tenant to the carrier of his choice. The apartment leasing agent or condominium sales agent presents the Company's service agreement to the new tenant at the same time final apartment leasing documents are executed.

    The Company is positioned as a communications integrator and one-stop shop for communications services, so that it can maximize its offerings to the consumer. The Company will seek to provide other services to its customers, such as video on demand, cellular telephone, paging, video conferencing, and others. It is also working directly with local franchised cable companies to offer the broadest possible range of cable television services. Many of its competitors build stand-alone and limited capacity satellite television systems that provide reduced offerings to the consumer. The Company views its business as a service driven with customer satisfaction its number one priority.

    In return for marketing assistance and access to their buildings and tenants, the Company pays apartment owners a share of revenue based on services used by each subscribing tenant. This revenue sharing can have a significant impact not only on the revenue stream from an apartment complex but also through enhanced capital appreciation for the property, which this additional revenue represents. In addition, apartments are typically rented based on the amenity package provided to prospective tenants. The Company's integrated communication services give a potential competitive advantage to an apartment owner.

    The Company provides the apartment tenant numerous benefits: cost savings compared to the traditional providers of communications service; a convenient means of subscribing to communications services; a single, integrated bill for all communications services; instant connection to cable television, local phone service, long distance telephone service and high speed internet access; and simple and competitively priced choices for long distance telephone service.

    While communications markets remain regulated, limiting competition on the national level, many states are today licensing Shared Tenant Services ("STS"), known in the industry as Residential Multi-Tenant Services ("RMTS"). The providers of RMTS, like the Company, are allowed to purchase dial tone from the local telephone company on a wholesale basis and resell the dial tone to the tenant from common telecommunications facilities. Other services are added to the package such as long distance and cable television. The potential customers of this service include residents within existing apartment complexes, new multi-unit developments under construction, condominiums, and other multi-dwelling units with telecommunications needs such as hospitals, nursing homes, college campuses, etc. Large apartment complexes served by on-site telecommunications equipment offer efficient use of capital.

MARKETING STRATEGY

    The Company currently targets apartment complexes with 150 or more tenants. The selling cycle for the Company's service includes proposal presentation, contract negotiations and service implementation, a cycle that can require more than six months to complete. In addition to the 4,661 units currently under contract, the Company has contracts under review by other properties representing approximately 7,997 units and proposals outstanding to properties totaling an additional 5,199 units. In addition it plans to market its services through WEB in at least four cities. However, no assurance can be given that those contracts with additional properties will be entered.

    The Company believes that there are few barriers to expanding the business on a national basis. Unlike cable television networks or telephone networks, the RMTS business does not require an investment in transport infrastructure like fiber optic cable or telephone lines. Instead, it relies on purchasing that capacity from third parties. The only significant capital expense is the installation of telephone switching equipment in the various apartment complexes, and this is done on a stand-alone basis. Because of this flexibility, the Company has no ties to existing technology or infrastructure. Therefore, with a successful engineering, marketing, and customer service formula, expansion into other markets is simplified.

    Securing new apartment contracts is the key to the Company's growth. Both new apartment construction and existing apartment complexes will be targeted. The Company will seek to secure new contracts through:

    - One-on-one contacts

    - Real Estate Investment Trusts (REITs)

    - Associations

    - Property management organizations

    - Asset owners

    The Company will also add appropriate new telecommunications services and enhancements to customer offerings.

    The Company believes that adequate back office support systems are in place for its present level of business. However, it will need to implement additional systems to manage its planned growth, including effective cost accounting, technical support, credit and collections, and customer service, supported by a subscriber management and billing system. Part of the proceeds from the Offering will be used to establish such systems. See "Use of Proceeds."

THE WEB AGREEMENT

    In May 1998 the Company entered into a letter of intent with Web Service Company, Inc., one of the largest operators of coin-operated laundry equipment and other services ("ancillary services") in apartment and condominium complexes in the United States. Based on information provided by WEB, the Company believes that WEB provides ancillary services to approximately 44,000 apartment complexes located in 26 states.


    Under the proposed contract, WEB will exclusively market the Company's services to properties with which WEB has an existing relationship that have more than 150,000 units. The exclusive arrangement will be subject to performance requirements that will be defined in the definitive agreement. As compensation for WEB's sales of the Company's services, the Company will grant WEB warrants to purchase 2,000,000 shares of its Common Stock, subject to vesting conditions requiring WEB to deliver one customer for each 25 shares. In other words, in order to earn the 2,000,000 warrants, WEB must, within six years, deliver 80,000 customers who subscribe to the Company's services. If WEB is unable to deliver a certain number of subscribers each year (which number increases over the life of the contract), a portion of the unvested warrants expire. The maximum number of warrants that can vest in any year cannot exceed 20% of the Company's outstanding Common Stock at the vesting date. The warrants will be exercisable at $5.40 per share for five years after they are issued.


    The Company will also pay WEB a commission of 1.75% on collected revenues for WEB customers (2.25% for customers in any property in which the Company has achieved a penetration rate in excess of 60%). The commission is paid for the life of the Company's contract with the property.

    The Company will sell WEB 25,000 shares of the Company's Common Stock at $4.00 per share prior to the public offering; and an additional 25,000 Units in the public offering, at the public offering price.


    The Company anticipates that a definitive agreement will be entered into in July 1998.


MARKET

    The United States telecommunications industry is large and robust. The cable television industry's annual revenues exceed $28 billion. Local and long distance telephone traffic generates $182 billion per year. Since the break-up of AT&T in 1984, many new businesses have developed, including cellular telephone, alternative long distance, and competitive access providers. These businesses and others have created dramatic growth in telecommunications.

MANAGEMENT INFORMATION SYSTEMS

    Providing accurate and customized billing for customers is an integral component of the Company's business. The Company's management information systems ("MIS") processes calls for the services the Company provides and combines this information with other recurring and nonrecurring customer charges to produce monthly invoices. Customers are quoted a monthly charge for basic telephone and cable service. In addition, customers are charged for special services and usage, including third-party billing calls, local message units (where applicable), directory assistance, and long-distance at a discount from the standard rates charged by long-distance providers; and for premium cable channels.

    Enhancements to the MIS systems will allow the Company to have a scaleable billing and customer service solution that will be able to support the Company's planned growth. Once the Company's MIS systems are completed, they will be able to be expanded with minimal incremental cost to accommodate substantially more volume. Such systems may feature backup processors and short-time response maintenance agreements and are designed to respond to customer needs as well as support the Company's operations.

COMPETITION

    The Company believes that competition in its markets will come from smaller companies as well as large telephone companies. Corporate cultures of the various competing entities such as phone and cable companies differ greatly from one another. Cable companies tend to be more entrepreneurial and telephone companies tend toward a monopoly mentality. As a result, it has been difficult for these large organizations to work together to actually realize the economies of scale which a converged industry represents. At the same time, the telecommunications industry remains highly regulated and although there are attempts being made to open telecommunications markets, incumbent monopolies still control the local exchange marketplace and can afford protracted litigation to delay new entrants to the marketplace. The Company will attempt to establish relationships with large apartment owners who influence the telecommunications options of the building they own. There can be no assurance that other companies who may offer services like those offered by the Company will not be able to effectively compete with the Company in its existing or proposed markets.

    Other companies currently provide cable and telephone services to residential complexes, including ICS Communications, Inc. (ICS) and GE Capital-Rescom, L.P. ("Rescom"). The Company's principal competitors in the future will include companies that provide shared tenant services to office holdings, who have a significant infrastructure in place in cities to which the Company plans to expand. For example, Shared Technologies Fairchild Communications Corp ("STF") has an agreement with ICS Rescom, L.P., to manage certain aspects of its business.

KEY SUPPLIERS

    The Company currently leases transmission facilities from U S West Communications, Inc. ("USWC"), LDDS Worldcom and Frontier Communications. Cable television signal is acquired by the Company from TCI Cablevision of Oregon, Inc. and KBL Cablesystems of the Southwest, a Time Warner company. Switching hardware used by the Company is manufactured by Cortelco, formerly ITT Solid State, and Digital Telecommunications Inc. Its Internet services provider is GTE Intelligent Network Services, Inc. The Company believes that alternative sources are available for all critical equipment and services that it utilizes from the above suppliers, and that such equipment and services can be obtained at prices comparable to those the Company is presently paying.

GOVERNMENT REGULATION

    The Company is subject to regulation under both state and federal telecommunications laws. On the state level, rules and policies are set by each state's Public Utility Commission or Public Service Commission ("PUC" or "PSC"). On a federal level, the Federal Communications Commission ("FCC"), among other agencies, dictates the rules and policies which govern interstate communications providers. The FCC is also the main agency in charge of creating rules and regulations to implement the recently enacted Telecommunications Act of 1996 ("the Act"), although currently the Bell Operating Companies (BOCs) have asked the judiciary to review and overrule the FCC and its regulations.

    Nevertheless, the Act was enacted in the first quarter of 1996 with its primary goal being to create a "competitive telecommunications marketplace." To achieve that goal, the Act sets out a checklist of requirements that BOCs, other local exchange carriers and long distance carriers must meet before they may begin to compete in new telecommunications-based businesses. For example, the Act opens a regulatory door for BOCs to enter the long-distance services market, a door that has been closed for almost fourteen years since the Modified Final Judgment or "Consent Decree" that broke up the old AT&T/Bell system. The Act also allows long-distance carriers to enter the local exchange service business, a monopoly held by the AT&T/Bell system since the turn of the Century. Equally important, the Act opens new venues to alternative providers of video services, thereby allowing more than the one-to-a-city cable franchisee to provide visual entertainment and information products.

    The FCC published a majority of the rules and regulations that add detail to the Act, thereby giving to state PUCs/PSCs explicit directions and authority to oversee, among others, such processes as 1) the way long-distance and local-service providers "interconnect" their infrastructures and technologies;
2) the methods by which BOCs may determine their costs and revenue requirements and pricing and rates for service; 3) how and how much non-facilities based resellers will pay "wholesale" for retail service offerings; and 4) the degree to which new entrants and incumbent carriers can agree as to terms, conditions, and technical specifications for interconnection through negotiations and arbitration.

    Proceedings at state PUC's and PSC's continue, despite the BOCs court appeals and the temporary stay of much of the FCC rules. In Oregon, for instance, the Oregon Public Utilities Commission ("OPUC") regulates the standards, rates and terms of services offered by Local Exchange Companies ("LECs") such as USWC, GTE, Inc. ("GTE") and other telecommunications carriers. Companies such as the Company are regulated and certificated by the OPUC also. As a STS provider, the Company must operate according to specific statutes and OPUC rules. In addition, the Company has received authorization as an Alternative Local Exchange Carrier ("ALEC") in Oregon. Applications for ALEC authorization are pending in Colorado and Washington. As an ALEC, the Company will be able to provide local dialtone services outside the apartment locations for which it is currently authorized, and compete with the LECs such as USWC and GTE. At that time, the Company will have to comply with the OPUC rules and regulations governing ALEC operations, service standards and state surcharges and subsidies, as well as state policies affecting technical interconnection with the public switched telephone network, for its services provided as an ALEC.

    In seeking the above-referenced state certifications, however, the Company faces a limited risk of agency and court challenges by future competitors such as USWC. Such challenges, though unlikely, could occur before state regulatory agencies and courts in 1998.

    While most of the services provided now and in the future by the Company are considered "competitive" and "unregulated," no predictions or assurances can be given as to the effect of federal and state laws and regulations on the Company's business.

TRADEMARKS

    The United States Patent and Trademark Office has granted the Company service mark protection on the Company's service mark "FirstLink." This service mark has been used in interstate commerce by the Company or its predecessors continuously since 1994 and, in the Company's opinion, has developed recognition in the Company's industry. The Company intends to develop and aggressively protect its service mark and to develop other service marks used in connection with its business.

PROPERTIES

    The Company leases 2,100 square feet of office space at 190 SW Harrison in Portland, Oregon, on a five-year lease expiring on October 31, 2001. In April 1998 the Company signed a lease agreement to lease 4,500 square feet of space at 117 SW Taylor in Portland, Oregon, with an option to lease an additional 4,500 square feet at the same location. The Company anticipates relocating to its new facility in September 1998. This lease has an eight year term, but the Company can terminate at any time after the 60th month. The Company believes it will be able to sublease the space located at 190 SW Harrison. The Company believes that its office space is sufficient for the next several years. The Company also maintains leased equipment, including switching equipment, at various locations to provide local dial tone for its customers.

EMPLOYEES

    The Company employs 20 persons on a full-time basis in its Portland offices. Of these employees, eight are administrative or management and twelve are in the areas of customer service, billing and operations. The Company believes its relationship with its employees to be good and none of the employees are union members. All of the Company's employees are at will.

LEGAL MATTERS

    The Company is currently not involved in any material legal proceedings.

                                   MANAGEMENT

DIRECTORS, EXECUTIVE OFFICERS AND KEY EMPLOYEES

    The directors and executive officers of the Company, and their ages as of the date of this Prospectus, are as follows:

NAME                                         AGE                            POSITION
---------------------------------------      ---      ----------------------------------------------------
A. Roger Pease (2)(3)..................          52   Chairman of the Board, President, Chief Executive
                                                      Officer
David M. Deluhery......................          41   Chief Operating Officer
A. Allan Fulsher.......................          45   Secretary
Thomas E. McChesney (1)(2)(3)..........          51   Director
Robert F. Olsen (1)(3).................          49   Director
Jeffrey S. Sperber.....................          33   Chief Financial Officer
James F. Twaddell (1)(2)...............          58   Director

------------------------

(1) Independent directors. The Company will maintain at least two (2) independent directors on its board of directors.

(2) Member of Audit Committee.

(3) Member of Compensation Committee.

    A. ROGER PEASE was appointed President and Chief Executive Officer of the Company in January 1996. From June 1994, Mr. Pease served as Chief Executive Officer, President or Manager of the Company's predecessors. Previously, Mr. Pease was President and Chief Executive Officer of Payline Systems, Inc. since 1987. From 1983 to 1987, he was employed by Lattice Semiconductor Corporation as Vice President of Finance, Vice President of Strategic Planning and Administration, and as a consultant. From 1979 to 1983, Mr. Pease was a Partner with the Portland office of the accounting firm of Touche, Ross & Co., where he served as Director of Management Consulting Operations. Mr. Pease, a certified public accountant, holds a Masters of Business Administration degree from Northwestern University (1970), and a Bachelor of Arts degree in Finance from the University of Illinois (1968).

    DAVID M. DELUHERY was appointed Chief Operating Officer in April 1998. From August 1984 to April 1998 he was employed by Nike, Inc., a publicly held international sports and fitness company. He served Nike in a variety of senior information technology management roles, most recently as the Director of Distributed Infrastructure Services where he was responsible for the planning and implementation of contemporary technologies globally.

    A. ALLAN FULSHER has been Secretary of the Company since its formation. He has been in the private practice of law since 1983. Mr. Fulsher received his Juris Doctor degree from the McGeorge School of Law, and Bachelor of Arts degrees in Economics and Biology from the University of Oregon.

    THOMAS E. MCCHESNEY was appointed a director in January 1996. He is a registered representative of Blackwell Donaldson & Co., a securities broker-dealer. From January 1996, to October 1996 Mr. McChesney was associated with Bathgate McColley Capital Group, LLC. Previously, Mr. McChesney was an officer and director of Paulson Investment Co. and Paulson Capital Corporation from March 1977 to June 1995. Mr. McChesney also serves on the boards of Labor Ready, Inc., a company listed on the Nasdaq Stock Market; T. Angell & Co., Inc.; and Nation's Express, Inc.

    ROBERT F. OLSEN was appointed as a director in January 1996. Mr. Olsen previously served as Director of Payline Systems from May 1992 until May 1995. Mr. Olsen is the Chairman and Chief Executive Officer of J. R. Roberts Corp., which he co-founded in 1980. J. R. Roberts Corp. is the largest construction company in Sacramento, California, specializing in commercial, industrial and multi-family housing projects. JR Roberts has offices in Sacramento, Seattle, Portland, and Orange County. Mr. Olsen resides in California. From 1971 to 1980, he served as Manager of Marketing and Director of East Coast Construction and Special Projects for Continental Heller, a large national construction company based in California. Mr. Olsen holds two degrees from Oregon State University: a Bachelor of Science degree in Civil Engineering and a Bachelor of Arts degree in Business Administration (1971).

    JEFFREY S. SPERBER was appointed chief financial officer in October 1997. From August 1995 to September 1997 Mr. Sperber was the Controller of TCI Wireline, Inc., a business unit of Tele-Communications, Inc., engaged in providing local telephone service. From August 1991 to August 1995 he was employed by Concord Services, Inc., a privately held international conglomerate based in Denver, Colorado, where he was responsible for the accounting and finance of both public and privately held entities, most recently, as Chief Financial Officer of its manufacturing and processing business unit. From September 1986 to August 1991 he was employed by Arthur Andersen and Co. in Denver, Colorado, as a senior auditor.

    JAMES F. TWADDELL was elected a director of the Company in February 1998. He is a member of the investment banking group of Schnieder Securities, Inc., located in Providence, Rhode Island. From 1974 through 1995, Mr. Twaddell served as Chairman of Barclay Investments, Inc., a member firm of the National Association of Securities Dealers, Inc. (the "NASD"). Mr. Twaddell also served as Chairman of Regional Investment Brokers, Inc., a 125-member cooperative association of regional investment bankers and broker/dealers conducting business throughout the United States. For the 1993-1995 term, he was elected to serve on both the NASD District 11 Committee and the District Business Conduct Committee. He has served as Chairman of the Board of First Mutual Fund, a 30-year old publicly-traded mutual fund, since 1979. He has also served as a Trust Manager of Grove Property Trust, a public real estate investment trust that is engaged in the acquisition, repositioning, management and operation of mid-priced multifamily communities in the Northeastern United States, since 1994. Mr. Twaddell received his B.A. from Brown University in 1961.

    There are no family relationships among Directors or persons nominated or chosen by the Company to become a Director, nor any arrangements or understandings between any Director and any other person pursuant to which any Director was elected as such. Each Director is elected to serve for a term of one (1) year until the next annual meeting of stockholders or until a successor is duly elected and qualified. The present term of office of each Director will expire at the next annual meeting of stockholders.

    The executive officers of the Company are elected annually at the first meeting of the Company's Board of Directors held after each annual meeting of stockholders. Each executive officer will hold office until his successor is duly elected and qualified, until his resignation or until he shall be removed in the manner provided by the Company's By-Laws.

    During fiscal 1997 and 1996, the Company did not have standing Audit or Compensation Committees of the Board of Directors. The Company formed an Audit Committee, chaired by Mr. McChesney, and a Compensation Committee chaired by Mr. Olsen, in February 1998. Those committees consist of three members each, including two outside directors. No member of those committees will receive any additional compensation for his service as a member of that Committee. The Audit Committee will be responsible for providing assurance that financial disclosures made by management of the Company reasonably portray the Company's financial condition, results of operations, plan and long-term commitments. To accomplish this, the Audit Committee will oversee the external audit coverage, including the annual nomination of the independent public accountants, review accounting policies and policy decisions, review the financial statements, including interim financial statements and annual financial statements, together with auditor's opinions, inquire about the existence and substance of any significant accounting accruals, reserves or estimates made by Management, review with Management the Management's Discussion and Analysis section of the Annual Report, review the letter of Management representations given to the independent public accountants, meet privately with the independent public accountants to discuss all pertinent matters, and report regularly to the Board of Directors regarding its activities.

DIRECTOR NOMINEE

    The Company intends to increase the size of the Board of Directors to five directors after consummation of this offering. The vacancy created thereby will be filled by the Board of Directors pursuant to the Company's Bylaws. The Company has granted ProFutures Bridge Capital, LP, ("ProFutures") a substantial shareholder, the right to nominate a director, subject to the Company's approval. ProFutures has not exercised that right as of the date of this Prospectus. If ProFutures does not nominate a director, the Company will seek a qualified director to be added to the Board.

DIRECTOR COMPENSATION

    None of the Company's directors received any compensation during the most recent fiscal year for serving in their position as a director. No plans have been adopted to compensate directors in the future. In 1997 the Board of Directors adopted a stock option plan which includes provision for stock options to be issued to directors. The Company granted a total of 240,000 options to directors under this plan in 1997. See "--Stock Incentive Plan."

    Directors who are also executive officers of the Company receive no additional compensation for their services as Directors. Directors who are not executive officers of the Company are paid a $500 fee for each board meeting they attend. In addition, outside Directors are entitled to be reimbursed for their expenses associated with attendance at meetings or otherwise incurred in connection with the discharge of their duties as Directors of the Company.

EXECUTIVE COMPENSATION

    The following table and discussion set forth information with respect to all compensation earned by or paid to the Company's Chief Executive Officer ("CEO"), its most highly compensated executive officer, for all services rendered in all capacities to the Company for each of the Company's last three fiscal years; provided, however, that no disclosure has been made for any executive officer, other than the CEO, whose total annual salary and bonus does not exceed $100,000.

                                    TABLE 1
                           SUMMARY COMPENSATION TABLE

                                                                                                     LONG TERM COMPENSATION AWARDS
                                                        ANNUAL COMPENSATION                        ---------------------------------
                                                                                                                        SECURITIES
                                                    ----------------------------                      OTHER ANNUAL      UNDERLYING
NAME AND PRINCIPAL POSITION                          FISCAL YEAR    SALARY ($)       BONUS ($)     COMPENSATION(1)($)  OPTIONS/SARS
--------------------------------------------------  -------------  -------------  ---------------  ------------------  -------------
A. Roger Pease President & CEO....................         1997            -0-             -0-         $   96,000          160,000
                                                           1996            -0-             -0-         $   96,000           --

------------------------

(1) Mr. Pease was paid $8,000 per month pursuant to an oral management agreement with the Company during 1996 and 1997. He was not paid a salary. Beginning April 1998, he is being paid a salary of $10,000 per month, and the management agreement has been terminated


    The Company does not have an employment agreement with any of its officers. It plans to enter into employment agreements with Mssrs. Pease, Sperber, and Deluhery shortly after the completion of this Offering. Except for these employment agreements and except for their eligibility to participate in the Company's Stock Incentive Plan, there exist no other agreements, arrangements or understandings pursuant to which Messrs. Pease, Sperber and Deluhery will receive any other form of compensation or remuneration from the Company following completion of this Offering.


STOCK INCENTIVE PLAN

    During fiscal 1997, the Company adopted the Plan. Pursuant to the Plan, stock options granted to eligible participants take the form of Incentive Stock Options ("ISO's") under Section 422 of the Internal Revenue code of 1986, as amended (the "Code") or options which do not qualify as ISO's (Non-Qualified Stock Options or "NQSO's"). As required by Section 422 of the Code, the aggregate fair market value of the Company's Common Stock with respect to its ISO's granted to an employee exercisable for the first time in any calendar year may not exceed $100,000. The foregoing limitation does not apply to NQSO's. The exercise price of an ISO may not be less than 100% of the fair market value of the shares of the Company's Common Stock on the date of grant. The exercise price of an NQSO may be set by the administrator, but not less than 85% of the Fair Market Value of the shares of Common Stock on the date of grant. An option is not transferable, except by will or the laws of descent and distribution. If the employment of an optionee terminates for any reason (other than for cause, or by reason of death, disability, or retirement), the optionee may exercise his options within a ninety day period following such termination to the extent he was entitled to exercise such options at the date of termination. Either the Board of Directors (provided that a majority of directors are "disinterested") can administer the Plan, or the Board of Directors may designate a committee comprised of directors meeting certain requirements to administer the Plan. The administrator will decide when and to whom to make grants, the number of shares to be covered by the grants, the vesting schedule, the type of award and the terms and provisions relating to the exercise of the awards. An aggregate of 533,333 shares of the Company's Common stock is reserved for issuance under the Plan. The Company received stockholder approval of the Plan in a meeting of stockholders held on February 24, 1998, and accordingly, can issue ISO's from such date forward.

    At May 15, 1998, the Company had granted a total of 533,333 options under the Plan consisting of 450,000 NQSO's and 83,333 ISO's at exercise prices ranging from $1.13 to $2.25 per share. All options have been issued with exercise prices at or above market value on the date of issuance. All of the options vest over a three-year period. The Company will not grant options and warrants in excess of 15% of the outstanding shares to officers, directors, employees, 5% shareholders, or affiliates for a one year period from the date of this Prospectus.

    The following tables set forth certain information as of December 31, 1997, and for the fiscal year then ended concerning non-qualified stock options granted to and exercised by the named executive officer and the fiscal year-end value of unexercised options on an aggregated basis:

                         OPTIONS/GRANTS IN FISCAL 1997

                            NUMBER OF         % OF TOTAL
                           SECURITIES      OPTIONS/GRANTS TO
                           UNDERLYING        EMPLOYEES IN
NAME                    OPTIONS/GRANTS(#)     FISCAL YEAR       EXERCISE PRICE ($/SH)    EXPIRATION DATE
----------------------  -----------------  -----------------  -------------------------  ----------------
A. Roger Pease........        160,000              38.4%              $    1.13             February 2007

                                    TABLE 3
              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                          AND FY-END OPTION/SAR VALUES


                                          SHARES                       NUMBER OF UNEXERCISED     VALUE OF UNEXERCISED
                                       ACQUIRED ON        VALUE           OPTIONS/SARS AT      IN-THE-MONEY OPTIONS/SARS
NAME                                   EXERCISE(#)   REALIZED(1)($)          FY-END(#)              AT FY-END($)(2)
-------------------------------------  ------------  ---------------  -----------------------  -------------------------
A. Roger Pease.......................       --             --           Exercisable-80,000        Exercisable-$90,000
                                                                       Unexercisable-80,000      Unexercisable-$90,000

------------------------

(1) Value Realized is determined by calculating the difference between the aggregate exercise price of the options and the aggregate fair market value of the Common Stock on the date the options are exercised.

(2) The value of unexercised options is determined by calculating the difference between the fair market value of the securities underlying the options at fiscal year end and the exercise price of the options. The fair market value of the securities underlying the options, based on the last price Common Stock was sold by the Company privately, was $2.25 per share.

LIMITATION ON DIRECTORS' LIABILITY; INDEMNIFICATION

    The Company has adopted provisions in its Articles of Incorporation and Bylaws that limit the liability of its directors to the fullest extent permitted by the Oregon Business Corporation Act (the "OBCA"). Under the Company's Articles and Bylaws, as permitted by the OBCA, no director is liable to the Company or its Stockholders for monetary damages for his conduct as a director of the Company. Such limitation of liability does not affect a director's liability for (a) a breach of the director's duty of loyalty to the Company or its stockholders; (b) any acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of the law; or (c) any unlawful distribution, or a transaction from which the director receives an improper personal benefit. Such limitation of liability also does not affect the availability of equitable remedies such as injunctive relief or rescission.

    The Company's Articles of Incorporation permit and its Bylaws require the Company to indemnify officers and directors to the fullest extent permitted by the OBCA. These agreements, among other provisions, provide indemnification for certain expenses (including attorney fees), judgments, fines and settlement amounts incurred in any action or proceeding, including any action by or in the right of the Company.

    The effect of this provision in the Company's Articles of Incorporation is to eliminate the rights of the Company and its stockholders (through stockholder's derivative suits on behalf of the Company) to recover monetary damages against a director for breach of his fiduciary duty of care as a director (including breaches resulting from negligent or grossly negligent behavior) except in the situations described in clauses (a) through (c) above. This provision does not limit nor eliminate the rights of the Company or any stockholder to seek non-monetary relief such as an injunction or rescission in the event of a breach of a director's duty of care. The ByLaws provide that if Oregon law is amended, in the case of alleged occurrences of actions or omissions preceding any such amendment, the amended indemnification provisions shall apply only to the extent that the amendment permits the Company to provide broader indemnification rights than the OBCA permitted the Company to provide prior to such amendment.

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and is, therefore, unenforceable.

                       SECURITIES OWNERSHIP OF MANAGEMENT
                           AND PRINCIPAL SHAREHOLDERS


    The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of June 30, 1998, and as adjusted to reflect the sale of the Securities offered hereby, by (i) each person who owns beneficially more than 5% of the Company's Common Stock; (ii) each of the Company's directors and executive officers; and (iii) all directors and executive officers as a group. Each named beneficial owner has sole voting and investment power with respect to the Shares held, unless otherwise stated.



                                                                    NUMBER OF             PERCENTAGE OF SHARES
                                                                     SHARES              BENEFICIALLY OWNED(2)
                                                                  BENEFICIALLY     ----------------------------------
NAME AND ADDRESS OF OWNER                                           OWNED(1)       PRIOR TO OFFERING  AFTER OFFERING
--------------------------------------------------------------  -----------------  -----------------  ---------------
A. Roger Pease (3)............................................        186,667                8.2%              5.1%
190 SW Harrison
Portland, OR 97201

Robert F. Olsen (4)...........................................        118,679                5.4               3.3%
7745 Greenback Lane
Citrus Heights, CA 95610

Jeffrey S. Sperber (5)........................................         16,667                < 1%              < 1%
190 SW Harrison
Portland, OR 97201

Steven M. Bathgate (6)(7).....................................        359,220               15.8%              9.8%
5350 S. Roslyn Way, #380
Englewood, CO 80111

Thomas E. McChesney (8).......................................        122,856                5.5%              3.4%
200 SW Market Street
Portland, OR 97201

Eugene C. McColley (6)(9).....................................        329,220               14.6%              9.0%
5350 S. Roslyn Way, #380
Englewood, CO 80111

ProFutures Bridge Capital Fund, LP (10).......................        212,800                9.5%              5.8%
5350 S. Roslyn Street, Suite 350
Englewood, CO 80111

James Edgar McDonald (11).....................................        172,610                7.8%              4.8%
6044 E. Briarwood Drive
Englewood, CO 80112

Virginia S. McDonald (11).....................................        172,610                7.9%              4.8%
6044 E. Briarwood Drive
Englewood, CO 80112

Caribou Bridge Fund, LLC (12).................................        167,165                7.6%              4.6%
5350 S. Roslyn Street, Suite 380
Englewood, CO 80112

All Executive Officers and Directors as a Group
  (5 persons).................................................        444,868               19.0%             11.9%


------------------------

 (1) Except as set forth in the footnotes to this table, the persons named in this table have sole voting and investment power with respect to all shares. Shares not outstanding but deemed beneficially owned by virtue of the individual's right to acquire then as of the date of this Prospectus, or within sixty (60) days of such date, all treated as outstanding when determining the percent of the class owned by such person and when determining the percent owned by a group.

 (2) Applicable percentage is based on 2,190,917 shares of Common Stock outstanding on June 30, 1998 and 3,590,917 shares outstanding after the completion of the Offering.


 (3) 103,333 shares are owned by Mr. Pease in his individual retirement account. Also includes 3,333 shares owned by Mr. Pease's wife, of which he disclaims beneficial ownership; and presently exercisable stock options by Mr. Pease to purchase 80,000 shares of Common Stock at $1.13 per share.

 (4) Includes 96,653 shares beneficially owned by JR Roberts Corporation, of which Mr. Roberts is the Chairman and Chief Executive Officer; and Options exercisable to purchase 13,333 shares of Common Stock at $1.13 per share.

 (5) Consists of presently exercisable options to purchase shares of Common
    Stock.


 (6) Includes 152,720 shares and warrants to purchase 14,445 shares owned by Caribou Bridge Fund, LLC. Mssrs. Bathgate and McColley own the Administrator of Caribou. They disclaim beneficial ownership of such shares. Also includes 29,161 shares of Common Stock and 4,445 shares of Common Stock underlying presently exercisable warrants owned by Kiawah Capital Partners, an entity that Mssrs. Bathgate and McColley own equally. Fifty percent of those shares and warrants are attributed to each Mr. Bathgate and Mr. McColley.


 (7) Includes 18,667 shares owned by Bathgate Family Partnership II, of which Mr. Bathgate is a general partner.


 (8) Includes 5,833 shares of Common Stock owned by Elizabeth McChesney, Mr. McChesney's wife of which he disclaims beneficial ownership. Also includes 30,802 shares of Common Stock and 13,333 shares of Common Stock underlying presently exercisable warrants and vested options, respectively.


 (9) Includes 48,000 shares of Common Stock underlying presently exercisable warrants.

(10) Includes 53,333 shares of Common Stock underlying presently exercisable warrants. ProFutures is a limited partnership. Its general partners are Bridge Capital Partners, Inc. James H. Perry is the President, Director and sole shareholder of Bridge Capital Partners, Inc.

(11) Of the shares of Common Stock listed as being beneficially owned by James Edgar McDonald and Virginia S. McDonald, 90,388 shares (including 7,778 shares underlying presently exercisable warrants) are owned by James Edgar McDonald, Trustee for the James Edgar McDonald Revocable Trust; and 82,222 shares (including 6,667 shares underlying presently exercisable warrants) are owned by Virginia S. McDonald, Trustee for the Virginia S. McDonald Revocable Trust. Mr. and Mrs. McDonald are husband and wife. They each disclaim beneficial ownership of shares owned by their spouse's trust.

(12) Includes 14,445 shares of Common Stock underlying presently exercisable warrants. Caribou Bridge Fund, LLC, is a Colorado Limited Liability Company. Its manager is E. Bowman McLean, who has voting power over securities owned by CBF. Investment decisions are made by an investment committee comprised of E. Bowman McLean, Douglas Kelsall, Steven M. Bathgate, Eugene C. McColley, and Vicki D.E. Barone. See FN 6.

                              CERTAIN TRANSACTIONS

    In April 1994, Payline Systems, Inc. ("Payline") a publicly traded corporation, entered into a five-year contract with Pacific Union Property Services, the management company for Portland Center Apartments, to provide telecommunications services to the tenants of the Portland Center Apartments. Shortly thereafter, Payline formed FirstLink Communications, L.L.C. ("FLC"), and assigned that contract to FLC. In January 1995, FLC signed a seven-year contract with RiverPlace II Joint Venture to provide services to the tenants of RiverPlace. Subsequently, FLC borrowed a total of $250,000 from three investors, including JR Roberts Corporation and Thair Q. Schneiter, a director and major stockholders of the Company. The investors obtained as collateral for the loan a security interest in all assets of FLC, including the two contracts and certain equipment. In May 1995, the investors foreclosed on their notes, which were in default, and obtained the assets of FLC. They assigned the assets to a newly formed limited liability company, FirstLink Tenant Services, L.L.C. ("FTS"). On January 1, 1996, the Company acquired substantially all of the assets of FTS, in exchange for 133,333 shares of Common Stock. The acquisition of these net assets was accounted for using the purchase method of accounting. As the Company and FTS were entities under common control, the assets and liabilities of FTS were recorded by the Company using the carryover basis in such assets and liabilities of $82,790. Because of the nature of this transaction, it cannot be considered to have resulted from an arms-length negotiation between the Company and the investors.

    In October 1996, the Company issued 6,667 shares of Common Stock to each of Mr. McChesney, a director of the Company, and Mssrs. Bathgate and McColley, who are substantial shareholders of the Company, in consideration of their guaranteeing a $125,000 equipment lease. The Company also agreed to issue an additional 200 shares per month to each of those individuals for each month that the guarantee is outstanding. Through March 31, 1998, the Company had issued an additional 3,400 shares to each such individual. The Company will attempt to obtain a release of those guarantees following the closing of this Offering.

    In 1997, the Company issued 8,692 shares to Mr. Olsen, and 1,060 shares to Mr. McChesney, directors of the Company, as consideration for their guarantees of a second lease.

    Mssrs. Bathgate and McColley are principals of Bathgate McColley Capital Group, LLC, who acted as the Company's Placement Agent in three private offerings of the Company in 1997 and 1998. In connection with such offerings, they were paid commissions aggregating $135,852 in 1997 and $38,000 in 1998; and issued persons affiliated with BMCG warrants to purchase a total of 157,000 shares of Common Stock.

    Each of the above transactions, except the transaction in which the Company acquired the assets of FTS, were approved or ratified by a majority of disinterested directors. The Board of Directors has determined that any future transactions with officers, directors, or principal shareholders will be approved by the disinterested directors and will be on terms no less favorable than could be obtained from an unaffiliated third party. The Board of Directors will obtain independent counsel or other independent advice to assist in that determination.

                           DESCRIPTION OF SECURITIES

    The Company's Articles of Incorporation authorize the issuance of up to 20,000,000 shares of Common Stock and 1,000,000 shares of Preferred Stock ("Preferred Stock").

COMMON STOCK

    Holders of Common Stock are entitled to receive dividends when and as declared by the Board of Directors out of any funds lawfully available therefor and, in the event of liquidation or distribution of assets, are entitled to participate ratably in the distribution of such assets remaining after payments of liabilities, in each case subject to any preferential rights granted to any series of Preferred Stock that may then be outstanding. The Common Stock does not have any preemptive rights or redemption, conversion or sinking fund provisions. All of the issued and outstanding shares of Common Stock are, and all shares of Common Stock to be outstanding upon completion of the Offering will be, validly issued, fully paid and nonassessable. Holders of Common Stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Holders of Common Stock do not have cumulative voting rights in the election of directors, which means that the holders of more than 50% of the shares voting can elect all directors.

PREFERRED STOCK

    The Articles of Incorporation authorize 1,000,000 shares of Preferred Stock and permit the Board of Directors, without further stockholder authorization, to issue Preferred Stock in one or more series and to fix the terms and provisions of each series, including dividend rights and preferences, conversion rights, voting rights, redemption rights and rights on liquidation, including preferences over Common Stock. The issuance of any series of Preferred Stock under certain circumstances could adversely affect the voting power or other rights of the holders of Common Stock, and, under certain circumstances, be used as a means of discouraging, delaying, or preventing a change in control of the Company. No Preferred Stock is outstanding, and the Company has no present plans to issue any shares of Preferred Stock. The Company will not offer preferred stock to officers, directors, or substantial shareholders of the Company except on the same terms as are offered to all shareholders as a group, or to new investors.

WARRANTS

    Two Warrants will entitle the holder to purchase one share of Common Stock at a price of $8.10 during the three-year period commencing on the date of this Prospectus. The Warrants will be redeemable upon forty-five (45) days prior written notice at a redemption price of $.05 per Warrant if (a) the closing high bid price of the Common Stock has exceeded $12.15 for at least 20 of the 30 trading days immediately preceding the date of mailing of the notice of redemption, and (b) the Company has in effect a current registration statement with the Commission registering the Common Stock issuable upon exercise of the Warrants. The Warrants will contain anti-dilution provisions for stock splits, recombinations, and reorganizations.

STATE LEGISLATION

    When and if the Company has 100 or more stockholders, the Company will become subject to the Oregon Control Share Act (the "Control Share Act"). As of December 31, 1997, the Company had 73 stockholders. The Control Share Act generally provides that a person (the "Acquirer") who acquires voting stock of an Oregon corporation in a transaction which results in the Acquirer holding more than each of 20%, 33 1/3% or 50% of the total voting power of the corporation (a "Control Share Acquisition") cannot vote the shares it acquires in the Control Share Acquisition ("Control Shares") unless voting rights are accorded to the Control Shares by (i) a majority of each voting group entitled to vote and (ii) the holders of a majority of the outstanding voting shares, excluding the Control Shares held by the Acquirer and shares held by the corporation's officers and inside directors. The term "Acquirer" is broadly defined to include persons acting as a group.

    The Acquirer may, but is not required to, submit to the corporation an "Acquiring Person Statement" setting forth certain information about the Acquirer and its plans with respect to the corporation. The Acquiring Person Statement may also request that the corporation call a special meeting of stockholders to determine whether the voting rights will be restored to the Control Shares. If the Acquirer does not request a special meeting of stockholders, the issue of voting rights of Control Shares will be considered at the next annual or special meeting of stockholders. If the Acquirer's Control Shares are accorded voting rights and represent a majority or more of all voting power, Stockholders who do not vote in favor of the restoration of such voting rights will have the right to receive the appraised "fair value" of their shares, which may not be less than the highest price paid per share by the Acquirer for the Control Shares.

TRANSFER AND WARRANT AGENT

    American Securities Transfer & Trust, Incorporated, 1825 Lawrence Street, Denver, Colorado 80202 will be the transfer agent for the Common Stock and the warrant agent for the Warrants.

REGISTRATION RIGHTS

    The Company is a party to a Registration Rights Agreement pursuant to which it granted to certain former holders of Convertible Promissory Notes (the "Notes") (all of whom have converted the Notes to Common Stock), Common Stock, and Warrants certain rights with respect to registration under the Securities Act of 935,556 shares of Common Stock and 188,889 warrants held by such holders, the "Registrable Securities"). Under the Registration Rights Agreement, if the Company files a registration statement under the Securities Act, the holders of Registrable Securities may require the Company, subject to certain limitations, to include all or any portion of their Registrable Securities in such registration at the Company's expense. The shares so registered will be subject to an agreement not to sell those shares for a period of one year after the date of this Prospectus without the representative's written consent. The Company plans to file a separate registration statement for the other Registrable Securities prior to the expiration of the lock-up period.

SHARES ELIGIBLE FOR FUTURE SALE

    Prior to the Offering, there has been no public market for the Common Stock or the Warrants. Future sales of substantial amounts of Common Stock in the public market could adversely affect prevailing market prices.


    Upon completion of the Offering, the Company will have 3,590,917 shares of Common Stock outstanding. Of these shares, 1,400,000 shares registered in the Registration Statement for this Offering will be freely tradeable without restriction under the Securities Act, except for any shares purchased by affiliates of the Company, which will be subject to certain resale limitations of Rule 144 promulgated under the Securities Act. The remaining 2,190,917 shares and all of the shares of Common Stock issuable upon exercise of outstanding options and warrants are "restricted securities" as defined in Rule 144. The owners of those shares have agreed with the Representative of the Underwriters not to sell, transfer, assign, or make any other disposition of any shares owned by them for a period of twelve months after the date of this Prospectus without the prior written consent of the Representative. The Warrants being issued in this Offering as part of the Units, and the 700,000 shares of Common Stock issuable upon exercise of the Warrants will be freely transferable and not subject to any restrictions on resale.


    In general, under Rule 144 as currently in effect, any person (or persons whose shares are aggregated) who has beneficially owned restricted securities for at least one year is entitled to sell, within any three-month period, a number of shares that does not exceed the greater of 1% of the then outstanding shares of the issuer's common stock or the average weekly trading volume during the four calendar weeks preceding such sale, provided that certain public information about the issuer as required by Rule 144 is then available and the seller complies with certain other requirements. In general, shares issued in compliance with Rule 701 promulgated under the 1933 Act may be sold by non-affiliates subject to the manner of sale requirements of Rule 144, but without compliance with the other requirements of Rule 144. Affiliates may sell such shares in compliance with Rule 144, other than the holding period requirement. A person who is not an affiliate, has not been an affiliate within three months prior to sale, and has beneficially owned the restricted securities for at least two years is entitled to sell such shares under Rule 144 without regard to any of the limitations described above.

    Further, upon completion of the Offering, there will be outstanding Warrants exercisable to purchase an additional 794,444 shares of Common Stock, assuming no exercise of the Over-allotment Option. 700,000 shares of Common Stock issuable upon exercise of the Warrants will be free trading and immediately eligible for sale upon issuance. The remaining 94,444 shares issuable upon exercise of Warrants are subject to a one-year lock-up agreement.

                                  UNDERWRITING

    Subject to the terms and conditions of the Underwriting Agreement, a copy of which has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part, the Underwriters named below (the "Underwriters") have severally agreed, through Kashner Davidson Securities Corporation and Joseph Charles & Associates, Inc. as the Representatives of the Underwriters, to purchase from the Company on a firm commitment basis, the aggregate number of Units set forth opposite their names below:


UNDERWRITERS                                                                             NUMBER OF UNITS
---------------------------------------------------------------------------------------  ---------------
Kashner Davidson Securities Corporation................................................
Joseph Charles & Associates, Inc.......................................................
Joseph Dillon & Company, Inc...........................................................
Tejas Securities Group, Inc............................................................
                                                                                         ---------------
  Total................................................................................      1,400,000


    The Securities are being offered by the several Underwriters, subject to prior sale, when, as, and if delivered to and accepted by the Underwriters and subject to their right to reject orders in whole or in part and subject to approval of certain legal matters by counsel and to various conditions. The nature of the Underwriters' obligation is such that they must purchase all of the Securities offered hereby if any are purchased.

    The Company has granted the Underwriters an option for 45 days from the date of this Prospectus to purchase up to an additional 210,000 Units at the initial public offering prices less the underwriting discount of $.55 per Unit. The Underwriters may exercise such option only for the purpose of covering any over-allotments in the sale of the Securities being offered.

    The Underwriters have advised the Company that they propose to offer the 1,400,000 Units directly to the public at the public offering prices set forth on the cover page of this Prospectus and to selected dealers at that price, less a concession of not more than $.275 per Unit. After the initial offering of the Securities is completed, the price of the Securities may change as a result of market conditions. However, no such change will effect the amount of proceeds to be received by the Company as set forth on the cover page of this Prospectus. The Underwriters have advised the Company that they will not make sales of the Securities offered in this Prospectus to accounts over which they exercise discretionary authority.

    The Company will pay the Representative a non-accountable expense allowance from offering proceeds, including proceeds from the over-allotment options to the extent exercised. The expense allowance will be 3% of the gross proceeds sold in the Offering. The Representative's expenses in excess of the non-accountable expense allowance will be borne by the Representative. To the extent that the expenses of the Representative are less than the non-accountable expense allowance, the excess shall be deemed to be compensation to the Representative. The Company has advanced the Representative $25,000 of such expense allowance.

    In addition to the Underwriters' discount and the non-accountable expense allowance, the Company is required to pay the costs of qualifying the Securities under federal and state securities laws, together with legal and accounting fees, printing, road show and other costs in connection with the Offering. The Underwriters have agreed to pay all fees and expenses of any legal counsel whom it may employ to represent it separately in connection with or on account of the proposed offering by the Company, mailing, telephone, travel and clerical costs and all other office costs incurred or to be incurred by the Underwriters or by their representatives in connection with the Offering.

    The Company has agreed with the Representatives not to solicit Warrant exercises other than through the Representatives. Upon exercise of any Warrants, the Company will pay the Representatives a fee of 3% of the aggregate exercise price, if (i) the market price of the Company's Common Stock on the date the

Warrant is exercised is greater than the then exercise price of the Warrant;
(ii) the exercise of the Warrant was solicited by a member of the National Association of Securities Dealers, Inc. who is so designated in writing by the holder exercising the Warrant; (iii) the Warrant is not held in a discretionary account except where prior specific written approval for the exercise has been received; (iv) disclosure of compensation arrangements was made both at the time of the offering and at the time of exercise of the Warrant; (v) the solicitation of the exercise of the Warrant was not in violation of Regulation M promulgated under the Exchange Act; and (vi) the Representative provides bona fide services in connection with the solicitation of the exercise of the Warrant. No solicitation fee will be paid to the Representatives on Warrants exercised within one year of the date of this Prospectus or on Warrants voluntarily exercised at any time without solicitation. In addition, unless granted an exemption by the Commission from Regulation M under the Exchange Act, the Representatives will be prohibited from engaging in any market making activities or solicited brokerage activities until the later of the termination of such solicitations activity or the termination by waiver or otherwise of any right the representatives may have to receive a fee for the exercise of the Warrants following such solicitation. Such a prohibition, while in effect, could impair the liquidity and market price of the Securities.

    The present shareholders of the Company have agreed not to issue, offer, sell, transfer, assign, hypothecate or otherwise dispose of any securities of the Company for twelve months from the date of this Prospectus without the prior written consent of the Representative.

    Until the distribution of the Securities is completed, rules of the Commission may limit the ability of the Underwriters and certain selling group members to bid for and purchase the securities. As an exception to these rules, the Underwriters are permitted to engage in certain transactions that stabilize the price of the securities. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities. If the Underwriters create a short position in the Securities in connection with the Offering, i.e., if they sell more Securities than are set forth on the cover page of this Prospectus, the Underwriters may reduce that short position by purchasing Securities in the open market. The Underwriters may also elect to reduce any short position by exercising all or part of the Over-allotment Option described above.

    The Underwriters may also impose a penalty bid on selling group members. This means that if the Underwriters purchase Securities in the open market to reduce the Underwriters' short position or to stabilize the price of the Securities, it may reclaim the amount of the selling concession from the selling group members who sold those securities as part of the Offering.

    In general, purchase of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it was to discourage resales of the security. Neither the Company nor the Underwriters make any representation or predictions as to the direction or magnitude of any effect that the transactions described above may have on the price of the Securities. In addition, neither the Company nor the Underwriters make any representation that the Underwriters will engage in such transactions, once commenced, will not be discontinued without notice.

    There are no current plans, proposals, arrangements or understandings between the Representatives, any members of the underwriting group, or known to the Representatives, members of the underwriting group, with respect to engaging in any transactions with the Shareholders who are participating in the Shareholders Offering.

    Prior to the Offering, there has been no public market for the Common Stock or Warrants. Accordingly, the public offering prices of the Shares and Warrants and the exercise price of the Warrants were determined by negotiations between the Representatives and the Company. Among the factors considered in determining the public offering prices and the Warrant exercise price were the prospects for the Company, an assessment of the industry in which the Company operates, the assessment of management, the number of Securities offered, the price that purchasers of such Securities might be expected to pay given the nature of the Company, and the general condition of the securities markets at the time of the Offering. Accordingly, the offering prices set forth on the cover page of this Prospectus should not be considered an indication of the actual value of the Company or the Common Stock or Warrants.

    The Company and the Underwriters have agreed to indemnify each other against certain liabilities, including liabilities under the 1933 Act, and, if such indemnifications are unavailable or insufficient, the Company and the Underwriters have agreed to damage contribution agreements between them based upon relative benefits received from the Offering and relative fault resulting in such damages. Insofar as indemnification for liabilities arising under the Securities Act may be provided to directors, officers and controlling persons of the Company, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. The Company also has agreed with the Underwriters that the Company will file and cause to become effective a registration statement pursuant to Section 12(g) of the Securities Exchange Act of 1934 no later than the date of this Prospectus.

    The foregoing does not purport to be a complete statement of the terms and conditions of the Underwriting Agreement, copies of which are on file at the offices of the Representative, the Company and the Commission. See "Additional Information."

REPRESENTATIVES' OPTIONS

    Upon completion of the Offering, the Company will sell to the Representative for $140, the Representatives' Options to purchase 140,000 Units at a price that is equal to 140% of the Offering Price. The Warrants underlying the Representatives' Option will have an exercise price and other terms identical to the Warrants being offered to the public pursuant to this Prospectus, (the "Representatives' Option"). The Representatives' Options will be exercisable commencing one year after the date of this Prospectus for a period of four years. The exercise price for the units underlying the Representatives' Options is payable in cash or through the surrender of Options having a value equal to the difference between the exercise price and the average of the current market price of the Common Stock and Warrants for the 20 consecutive trading days commencing 21 trading days before the date the Representatives' Options are tendered for exchange.

    The Representative's Options will be non-transferable except among the Underwriters and by their respective officers or partners for a period of twelve months from the date of this Prospectus. The Representative's Options and the securities underlying the Representative's Options (the "Representative's Securities") will also contain anti-dilution provisions for stock splits, combinations and reorganizations, piggyback registration rights, one demand registration right at the expense of the Company, and one demand registration right paid for by the holders of the Representative's Securities (all of which expire five years from the date of the Prospectus).

    The Representative's Securities are being registered in the Registration Statement of which this Prospectus is a part. The Company has agreed to maintain an effective Registration Statement with respect to such shares to permit their resale at all times during the period in which the Representative's Options are exercisable. The sale of the Representative's Securities could dilute the interest of other holders of Common Stock and Warrants and the existence of the Representative's Options may make the raising of additional capital by the Company more difficult. At any time at which exercise of Representative's Options might be expected, it is likely that the Company could raise additional capital on terms more favorable than the terms of the Representative's Options. Any profit realized by the Representatives (or any holder of the Representatives Options) on the sale of the shares of Common Stock or the Warrants included in the Units or the sale of the shares of Common Stock underlying the Warrants may be deemed underwriting compensation.

KASHNER REGULATORY HISTORY



    Kashner Davidson Securities Corporation, a representative in this Offering, is currently involved in a proceeding brought by the NASD alleging certain violations of NASD rules and regulations in connection with trades in municipal securities. While Kashner and its principals are attempting to resolve this proceeding, there can be no assurance of its outcome. In addition, in 1996 Kashner and Victor Kashner, a principal, resolved another NASD proceeding arising from transactions in an OTC electronic bulletin board security, without admitting or denying any wrongdoing, by the payment of fine and restitution. In 1994 Mr. Kashner and Kashner resolved, without admitting or denying any wrongdoing, another NASD proceeding by agreeing to a censure and fine. In 1993 Kashner and Victor Kashner voluntarily resolved a matter brought by the Commission alleging violations of certain securities laws. In that settlement, without admitting any wrongdoing or violation of any securities laws, Kashner agreed to the imposition of an administrative cease and desist order, a three month suspension for Victor Kashner from association with any broker/dealer and a two year supervisory bar for Mr. Kashner. The three month suspension imposed upon Mr. Kashner has been completed. Also as a result of the Commission action, the NASD also suspended Mr. Kashner's registration as an options principal and a general securities principal for two years. A complaint filed by the Massachusetts Securities Division based upon the same facts remains pending, although it has been dormant for several years.



    There can be no assurance of the outcome of any pending regulatory matters affecting Kashner or Mr. Kashner or the effect of this regulatory history, if any, on Kashner's activities in the Company's securities following completion of this Offering.


CONSULTANT TO THE BOARD OF DIRECTORS

    The Company has agreed, for a period of three years from the date of this Prospectus, to designate a person selected by the representatives to act as a consultant to the Board of Directors who will have the right to attend all Board and Board committee meetings and will be reimbursed his out-of-pocket expenses to attend Board meetings. The Representative has not yet exercised its right to designate such a person.

                                 LEGAL MATTERS

    The validity of the issuance of the Common Stock offered hereby will be passed upon for the Company by Neuman Drennen & Stone, LLC, Englewood, Colorado. David H. Drennen, whose company is a member of the firm of Neuman Drennen & Stone, LLC is the owner of warrants to purchase 14,000 shares of the Company's Common Stock, which he received from the placement agent of a private placement of the Company's securities as partial compensation for his services to that placement agent. Certain legal matters will be passed upon for the Representative by Sichenzia, Ross & Friedman, LLP, 135 West 50th Street, 20th Floor, New York, New York 10020.

                                    EXPERTS

    The financial statements of the Company as of December 31, 1997, and for the years ended December 31, 1997 and 1996, have been included herein and in the registration statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

    The report of KPMG Peat Marwick LLP covering the December 31, 1997, financial statements contains an explanatory paragraph that states that the Company's recurring losses from operations raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of that uncertainty.

                             ADDITIONAL INFORMATION

    The Company has filed a Registration Statement on Form SB-2 with the Commission in Washington, D.C., in accordance with the provisions of the Securities Act, with respect to the securities offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. For further information pertaining to the securities offered hereby and the Company, reference is made to the Registration Statement, including the exhibits and financial statement schedules filed as a part thereof. Statements contained in this Prospectus concerning the provisions of any document are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an Exhibit to the Registration Statement. Each such statement is qualified in its entirety by such reference. The Registration Statement may be obtained from the Commission upon payment of the fees prescribed therefor and may be examined at the principal office of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission maintains a World Wide web site that contains reports, proxy and information statements and other information that are filed through the Commission's Electronic Data Gathering, Analysis and Retrieval System. This web site can be accessed at http://www.sec.gov.

    Upon completion of the Offering the Company will be subject to the information requirements of the Securities Exchange Act of 1934 (the "Exchange Act"), and in accordance with the Exchange Act files periodic reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information concerning the Company can be inspected and copied (at prescribed rates) at the Commission's Public Reference Section, Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549, as well as at the following Regional
Offices: Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and Seven World Trade Center, 13th Floor, new York, New York 10048. Copies of such material also may be obtained at prescribed rates from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549.

    The Company intends to furnish to its stockholders annual reports containing financial statements audited by an independent public accounting firm after the end of each fiscal year. In addition, the Company will furnish to its stockholders quarterly reports for the first three quarters of each fiscal year containing unaudited financial and other information after the end of each fiscal quarter.

                         FIRSTLINK COMMUNICATIONS, INC.
                              FINANCIAL STATEMENTS
                               DECEMBER 31, 1997
                  (WITH INDEPENDENT AUDITORS' REPORT THEREON)

                         FIRSTLINK COMMUNICATIONS, INC.
                               TABLE OF CONTENTS

                                                                                                             PAGE(S)
                                                                                                           -----------
Independent Auditors' Report.............................................................................         F-3
Financial Statements:
  Balance Sheet as of December 31, 1997 and March 31, 1998 (unaudited)...................................         F-4
  Statements of Operations for the years ended December 31, 1997 and 1996 and the three months ended
    March 31, 1998 and 1997 (unaudited)..................................................................         F-5
  Statements of Stockholders' Equity (Deficit) for the years ended December 31, 1997 and 1996 and the
    three months ended March 31, 1998 (unaudited)........................................................         F-6
  Statements of Cash Flows for the years ended December 31, 1997 and 1996 and the three months ended
    March 31, 1998 and 1997 (unaudited)..................................................................         F-7
  Notes to Financial Statements..........................................................................         F-8

                          INDEPENDENT AUDITORS' REPORT



The Board of Directors
FirstLink Communications, Inc.:



    We have audited the accompanying balance sheet of FirstLink Communications, Inc. as of December 31, 1997, and the related statements of operations, stockholders' equity (deficit), and cash flows for the years ended December 31, 1997 and 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.



    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.



    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of FirstLink Communications, Inc. as of December 31, 1997, and the results of its operations and its cash flows for the years ended December 31, 1997 and 1996 in conformity with generally accepted accounting principles.



    The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in note 1 to the financial statements, the Company has suffered recurring losses from operations that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



Portland, Oregon
January 21, 1998, except as to note 9
 which is as of April 8, 1998 and note 2(e) which is as of June 30, 1998

                         FIRSTLINK COMMUNICATIONS, INC.

                                 BALANCE SHEET

                DECEMBER 31, 1997 AND MARCH 31, 1998 (UNAUDITED)

                                                                                       DECEMBER 31,
                                                                                           1997
                                                                                       ------------   MARCH 31,
                                                                                                         1998
                                                                                                     ------------
                                                                                                     (UNAUDITED)
                                                     ASSETS
Current assets:
  Cash and cash equivalents..........................................................   $  389,415   $    409,132
  Accounts receivable, net of allowance for doubtful accounts of $8,716 at December
    31, 1997 and $17,817 at March 31, 1998...........................................       19,617         30,322
  Prepaid and other current assets...................................................       59,227         69,577
                                                                                       ------------  ------------
      Total current assets...........................................................      468,259        509,031
Property and equipment, net..........................................................      543,053        542,182
Other assets.........................................................................       49,509         62,404
                                                                                       ------------  ------------
      Total assets...................................................................   $1,060,821   $  1,113,617
                                                                                       ------------  ------------
                                                                                       ------------  ------------

                                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable...................................................................   $  142,130   $    104,752
  Accrued liabilities................................................................       99,580        106,114
  Current portion of capital lease obligations.......................................       40,897         39,674
  Other current liabilities..........................................................      126,188        126,188
                                                                                       ------------  ------------
      Total current liabilities......................................................      408,795        376,728
                                                                                       ------------  ------------
Long-term debt:
  Capital lease obligations..........................................................      166,350        158,790
  Convertible notes payable..........................................................      221,667        --
                                                                                       ------------  ------------
      Total long-term debt...........................................................      388,017        158,790
                                                                                       ------------  ------------
Commitments and contingencies (note 8)

Stockholders' equity:
  Preferred stock, no par value; 1,000,000 shares authorized; no shares issued or
    outstanding......................................................................       --            --
  Common stock, no par value; 20,000,000 shares authorized; 1,786,708 and 2,164,063 shares issued and outstanding at December 31, 1997 and March 31, 1998,
    respectively.....................................................................    1,240,102      1,938,420
  Retained deficit...................................................................     (976,093)    (1,360,321)
                                                                                       ------------  ------------
      Total stockholders' equity.....................................................      264,009        578,099
                                                                                       ------------  ------------
      Total liabilities and stockholders' equity.....................................   $1,060,821   $  1,113,617
                                                                                       ------------  ------------
                                                                                       ------------  ------------

                See accompanying notes to financial statements.

                         FIRSTLINK COMMUNICATIONS, INC.

                            STATEMENTS OF OPERATIONS

                 YEARS ENDED DECEMBER 31, 1997 AND 1996 AND THE
             THREE MONTHS ENDED MARCH 31, 1998 AND 1997 (UNAUDITED)

                                                                     YEARS ENDED               THREE MONTHS
                                                                    DECEMBER 31,             ENDED MARCH 31,
                                                              -------------------------  ------------------------
                                                                  1997         1996         1998         1997
                                                              ------------  -----------  -----------  -----------
                                                                                               (UNAUDITED)
Revenue.....................................................  $    879,903  $   602,423  $   283,483  $   165,441
                                                              ------------  -----------  -----------  -----------
Expenses:
  Operating.................................................       580,197      369,415      221,472      117,573
  Selling, general and administrative.......................       701,372      565,473      288,196      129,980
  Depreciation and amortization.............................        69,955       37,879       20,788       11,790
                                                              ------------  -----------  -----------  -----------
      Total expenses........................................     1,351,524      972,767      530,456      259,343
                                                              ------------  -----------  -----------  -----------
      Operating loss........................................      (471,621)    (370,344)    (246,973)     (93,902)
                                                              ------------  -----------  -----------  -----------
Other (income) expense:
  Interest, net.............................................       107,305       25,123       30,756       49,906
  Other.....................................................          (650)       2,350      106,499          830
                                                              ------------  -----------  -----------  -----------
                                                                   106,655       27,473      137,255       50,736
                                                              ------------  -----------  -----------  -----------
      Net loss..............................................  $   (578,276) $  (397,817) $  (384,228) $  (144,638)
                                                              ------------  -----------  -----------  -----------
                                                              ------------  -----------  -----------  -----------
Per share amounts:
  Basic and diluted loss per common share...................  $       (.50) $      (.75) $      (.20) $      (.18)
                                                              ------------  -----------  -----------  -----------
                                                              ------------  -----------  -----------  -----------
  Basic and diluted weighted average common shares..........     1,162,397      533,309    1,918,398      785,078
                                                              ------------  -----------  -----------  -----------
                                                              ------------  -----------  -----------  -----------

                See accompanying notes to financial statements.

                         FIRSTLINK COMMUNICATIONS, INC.

                  STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

                 YEARS ENDED DECEMBER 31, 1997 AND 1996 AND THE
                 THREE MONTHS ENDED MARCH 31, 1998 (UNAUDITED)


                                                                                                        TOTAL
                                                                 COMMON STOCK                        STOCKHOLDERS'
                                                          --------------------------    RETAINED        EQUITY
                                                             SHARES        AMOUNT        DEFICIT      (DEFICIT)
                                                          ------------  ------------  -------------  ------------
Balance at January 1, 1996..............................  $    --       $    --       $    --         $   --
Acquisition of net assets from FirstLink Tenant
  Services..............................................       133,333        82,790       --             82,790
Sale of common stock....................................       554,667       126,040       --            126,040
Common stock issued pursuant to guarantor agreements....        21,200         6,996       --              6,996
Common stock issued pursuant to Promissory Notes........        57,200        18,876       --             18,876
Net loss................................................       --            --            (397,817)    (397,817)
                                                          ------------  ------------  -------------  ------------
Balance at December 31, 1996............................       766,400       234,702       (397,817)    (163,115)
Common stock issued pursuant to Promissory Notes........        52,800        17,424       --             17,424
Common stock issued in payment of Promissory Note
  interest..............................................         3,879         4,364       --              4,364
Conversion of Promissory Notes into common stock........       217,780       245,000       --            245,000
Sale of common stock, net of stock offering costs.......       728,888       721,449       --            721,449
Common stock issued pursuant to guarantor agreements....        16,961        17,163       --             17,163
Net loss................................................       --            --            (578,276)    (578,276)
                                                          ------------  ------------  -------------  ------------
Balance at December 31, 1997............................     1,786,708     1,240,102       (976,093)     264,009
Conversion of Promissory Notes into common stock, net...       186,667       304,552       --            304,552
Sale of common stock, net of stock offering costs.......       188,888       390,391       --            390,391
Common stock issued pursuant to guarantor agreements....         1,800         3,375       --              3,375
Net loss................................................       --            --            (384,228)    (384,228)
                                                          ------------  ------------  -------------  ------------
Balance at March 31, 1998...............................  $  2,164,063  $  1,938,420  $  (1,360,321)  $  578,099
                                                          ------------  ------------  -------------  ------------
                                                          ------------  ------------  -------------  ------------


                See accompanying notes to financial statements.

                         FIRSTLINK COMMUNICATIONS, INC.

                            STATEMENTS OF CASH FLOWS

                 YEARS ENDED DECEMBER 31, 1997 AND 1996 AND THE
             THREE MONTHS ENDED MARCH 31, 1998 AND 1997 (UNAUDITED)


                                                                      YEAR ENDED               THREE MONTHS
                                                                     DECEMBER 31,            ENDED MARCH 31,
                                                               ------------------------  ------------------------
                                                                  1997         1996         1998         1997
                                                               -----------  -----------  -----------  -----------
                                                                                               (UNAUDITED)
Cash flows from operating activities:
  Net loss...................................................  $  (578,276) $  (397,817) $  (384,228) $  (144,638)
  Adjustments to reconcile net loss to net cash used in
    operating activities:
    Non-cash charge for debt conversion to equity............      --           --           105,000      --
    Depreciation and amortization............................      130,262       38,112       35,829       51,326
    Provision for losses on accounts receivable..............       43,250       73,796        9,101        8,185
    Changes in assets and liabilities:
      Accounts receivable....................................      (39,196)     (34,422)     (19,806)      10,453
      Prepaid and other current assets.......................      (59,563)       7,441      (57,026)      (1,328)
      Accounts payable and accrued liabilities...............       17,408      (52,037)     (30,844)      96,180
      Other current liabilities..............................      (50,233)     176,421      --           (50,234)
                                                               -----------  -----------  -----------  -----------
        Net cash used in operating activities................     (536,348)    (188,506)    (341,974)     (30,056)
                                                               -----------  -----------  -----------  -----------
Cash flows from investing activities:
  Capital expenditures.......................................      (70,090)     (48,664)     (19,917)     (30,022)

  Cash acquired from FirstLink Tenant Services L.L.C.........      --             4,467      --           --
                                                               -----------  -----------  -----------  -----------
        Net cash used in investing activities................      (70,090)     (44,197)     (19,917)     (30,022)

Cash flows from financing activities:
  Net proceeds from issuance of common stock.................      738,873      144,916      390,391      --
  Proceeds from Promissory Notes.............................      102,576      111,124      --            65,000
  Repayments of Promissory Notes.............................       (5,000)     --           --           --
  Proceeds from Convertible Notes............................      172,077      --           --           --
  Principal payments under capital leases....................      (27,792)      (8,218)      (8,783)      (4,283)
                                                               -----------  -----------  -----------  -----------
        Net cash provided by financing activities............      980,734      247,822      381,608       60,717
                                                               -----------  -----------  -----------  -----------
        Net increase in cash and cash equivalents............      374,296       15,119       19,717          639
Cash and cash equivalents, beginning of year.................       15,119      --           389,415       15,119
                                                               -----------  -----------  -----------  -----------
Cash and cash equivalents, end of year.......................  $   389,415       15,119      409,132       15,758
                                                               -----------  -----------  -----------  -----------
                                                               -----------  -----------  -----------  -----------
Supplemental disclosure of cash flow information:
  Cash paid for interest.....................................  $    51,791  $    23,446  $    19,660  $     9,948
  Cash paid for income taxes.................................      --           --           --           --


                See accompanying notes to financial statements.

                         FIRSTLINK COMMUNICATIONS, INC.

                         NOTES TO FINANCIAL STATEMENTS

                 DECEMBER 31, 1997 AND 1996 AND MARCH 31, 1998

                   (INFORMATION AS OF MARCH 31, 1998 AND FOR
          THE THREE MONTHS ENDED MARCH 31, 1998 AND 1997 IS UNAUDITED)

(1) BUSINESS AND ORGANIZATION

    FirstLink Communications, Inc. (FirstLink or the Company), an Oregon corporation, is an integrated telecommunications service company providing local telephone, long distance telephone, enhanced calling features and cable television services to residents of multi-family apartment and condominium complexes. The services are provided to the tenants in accordance with long-term operating agreements between the Company and the property owners under which the property owners share in the telecommunication revenues generated from their properties. The agreements provide the tenants with the option to use either FirstLink or the local telephone company and long distance carriers for telephone services. Tenants desiring to subscribe to cable television must utilize FirstLink.

    From time to time, the Company will evaluate the market demand, as well as the economic and technical feasibility, of offering new products and services to the residents of the Company's properties. Such products and services may include, but are not limited to, internet access, wireless telephone and paging. The Company expects to introduce internet access to certain properties during the first quarter of 1998.

    Historically, the Company has operated in and around the Portland, Oregon metropolitan area. As of December 31, 1997, the Company had contracts for additional properties in Vancouver, Washington; Seattle, Washington; Denver, Colorado; Phoenix, Arizona; and Oklahoma, City, Oklahoma.

    The Company was incorporated on December 26, 1995 and on January 1, 1996 acquired substantially all of the assets and liabilities of FirstLink Tenant Services L.L.C. (FTS) with a net book basis of $82,790 in exchange for 133,333 shares of the Company's common stock. The acquisition of these net assets was accounted for using the purchase method of accounting. As the Company and FTS were entities under common control, the assets and liabilities of FTS were recorded by the Company using the carryover basis in such assets and liabilities.

    The Company has generated operating cash losses from its inception. Additionally, the Company requires, and will continue to require, cash to fund the net losses and capital requirements associated with the Company's rapid growth. It is management's expectation that the Company will enter at least five new markets during 1998 and additional others beyond the coming year. The cash required to fund such activities will be substantial and beyond what the Company holds in cash and cash equivalents at December 31, 1997. The Company is currently pursuing various financing alternatives including, but not limited to, both public and private equity and debt financings. There can be no assurance that management will be successful in obtaining such financing.

    In December 1997, the Company signed a letter of intent with an underwriter to offer shares of the Company's common stock for sale through an initial public offering.

    The financial statements and related notes as of March 31, 1998 and for the three months ended March 31, 1998 and 1997 are unaudited but, in the opinion of management, include all adjustments, consisting only of normal recurring adjustments, which are necessary for a fair presentation of the financial condition, results of operations and cash flows of the Company. The operating results for the three months ended March 31, 1998 are not necessarily indicative of the results that may be expected for the year ended December 31, 1998.

                         FIRSTLINK COMMUNICATIONS, INC.

                 DECEMBER 31, 1997 AND 1996 AND MARCH 31, 1998

                   (INFORMATION AS OF MARCH 31, 1998 AND FOR
          THE THREE MONTHS ENDED MARCH 31, 1998 AND 1997 IS UNAUDITED)

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    (a) CASH AND CASH EQUIVALENTS

    The Company considers all highly liquid instruments readily convertible to known amounts of cash to be cash equivalents.

    (b) PROPERTY AND EQUIPMENT

    Property and equipment is stated at cost, including installation cost. The Company provides for depreciation using the straight-line method over estimated useful lives of three to ten years. Property and equipment held under capital leases are amortized straight-line over the shorter of the lease term or estimated useful life of the asset. Repairs and maintenance are expensed as incurred.

    (c) REVENUE RECOGNITION

    Revenue is recognized when services are provided.

    (d) USE OF ESTIMATES

    The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

    (e) COMMON STOCK AND LOSS PER SHARE

    The Company has adopted Statement of Financial Accounting Standards (SFAS) No. 128, EARNINGS PER SHARE. SFAS 128 replaced the presentation of primary and fully diluted earnings (loss) per share (EPS) with a presentation of basic and diluted EPS. Under SFAS 128, basic EPS excludes dilution for common stock equivalents and is computed by dividing income or loss available to common stockholders by the weighted average number of common shares outstanding during the period. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock resulted in the issuance of common stock.

    The loss per common share in the accompanying financial statements has been computed using the weighted average number of shares of common stock outstanding during each period giving consideration to the effects of the Securities and Exchange Commission Staff Accounting Bulletin No. 98 (SAB 98). Pursuant to SAB 98, issuances of common stock, options, warrants or other potentially dilutive securities for nominal consideration (Nominal Issuances) are to be included in the calculation of EPS for all periods presented in the manner of a stock split for which retroactive restatement is required. Management believes that there have been no Nominal Issuances since the inception of FirstLink.

    In accordance with SFAS No. 128, the calculation of basic and diluted EPS does not assume the conversion, exercise or contingent issuance of securities that would have an anti-dilutive effect on earnings per share. As a result, basic and diluted loss per share are the same for the years ended December 31, 1997 and 1996 and for the three months ended March 31, 1998 and 1997. Additionally, common share amounts have been adjusted to reflect the stock split of 1 for 1.5 which will occur immediately prior to the effectiveness of the Registration Statement.

                         FIRSTLINK COMMUNICATIONS, INC.

                 DECEMBER 31, 1997 AND 1996 AND MARCH 31, 1998

                   (INFORMATION AS OF MARCH 31, 1998 AND FOR
          THE THREE MONTHS ENDED MARCH 31, 1998 AND 1997 IS UNAUDITED)

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    (f) STOCK-BASED COMPENSATION

    The Company accounts for its stock-based employee compensation plan using the intrinsic value based method prescribed by Accounting Principles Board Opinion No. 25, ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES, and related Interpretation (APB No. 25). The Company has provided pro forma disclosures as if the fair value based method of accounting for these plans, as prescribed by SFAS No. 123, ACCOUNTING FOR STOCK-BASED COMPENSATION, had been applied.

    (g) IMPAIRMENT OF LONG-LIVED ASSETS

    Effective January 1, 1996, the Company adopted SFAS No. 121, ACCOUNTING FOR IMPAIRMENT OF LONG-LIVED ASSETS AND FOR LONG-LIVED ASSETS TO BE DISPOSED OF (SFAS No. 121), which requires that the long-lived assets and certain identifiable intangibles, held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable. An impairment loss is recognized when estimated undiscounted future cash flows expected to be generated by the asset is less than its carrying value. Measurement of the impairment loss is based on the fair value of the asset, which is generally determined using valuation techniques such as the discounted present value of expected future cash flows. The adoption of SFAS No. 121 had no effect on the financial statements of the Company.

    (h) INCOME TAXES

    The Company accounts for income taxes under the provisions of SFAS No. 109, ACCOUNTING FOR INCOME TAXES (SFAS No. 109). Under the asset and liability method of SFAS No. 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under SFAS No. 109, the effect on deferred tax assets and liabilities of a change in tax rate is recognized in income in the period that includes the enactment date.

    (i) NEW ACCOUNTING PRONOUNCEMENTS

    SFAS 130, REPORTING COMPREHENSIVE INCOME, was issued in June 1997. It establishes standards for reporting and display of comprehensive income and its components in a full set of general-purpose financial statements. SFAS 131, DISCLOSURES ABOUT SEGMENTS OF AN ENTERPRISE AND RELATED INFORMATION, was issued in June 1997. It establishes standards for the way that public business enterprises report information about operating segments in annual financial statements and requires that those enterprises report selected information about operating segments in interim financial reports issued to shareholders. It also establishes standards for related disclosures about products and services, geographic areas and major customers. The adoption of these standards had no effect on the financial statements of the Company.

                         FIRSTLINK COMMUNICATIONS, INC.

                 DECEMBER 31, 1997 AND 1996 AND MARCH 31, 1998

                   (INFORMATION AS OF MARCH 31, 1998 AND FOR
          THE THREE MONTHS ENDED MARCH 31, 1998 AND 1997 IS UNAUDITED)

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    (j) Supplemental Cash Flow Information of Non-cash Investing and Financing Activities


                                                           YEAR ENDED           THREE MONTHS ENDED
                                                          DECEMBER 31,              MARCH 31,
                                                     -----------------------  ----------------------
                                                        1997        1996        1998        1997
                                                     ----------  -----------  ---------     -----
Assets acquired under capital leases...............  $   73,694  $   169,563     --          --
Net working capital deficit acquired from FirstLink
  Tenant Services L.L.C............................      --         (210,553)    --          --
Property and equipment acquired from FirstLink
  Tenant Services L.L.C............................      --          288,876     --          --
Conversion of Promissory Notes to equity...........     245,000      --         199,552      --
Other..............................................      15,024        6,996      3,875         594


(3) PROPERTY AND EQUIPMENT

    Property and equipment, including assets owned under capital leases of $243,257 at both December 31, 1997 and March 31, 1998 is comprised of the following:


                                                                    DECEMBER 31,   MARCH 31,
                                                                        1997         1998
                                                                    ------------  -----------
Switches, installation and wiring.................................   $  601,446   $   621,363
Computers and office equipment....................................       41,117        41,117
Leasehold improvements............................................        8,324         8,324
                                                                    ------------  -----------
                                                                        650,887       670,804
Less accumulated depreciation, including $30,973 and $36,562 at
  December 31, 1997 and March 31, 1998, respectively, applicable
  to assets under capital leases..................................     (107,834)     (128,622)
                                                                    ------------  -----------
        Net property and equipment................................   $  543,053   $   542,182
                                                                    ------------  -----------
                                                                    ------------  -----------


(4) INCOME TAXES

    The difference between expected tax benefit, computed by applying the federal statutory rate of 34% to loss before taxes, and the actual tax benefit of $-0- is primarily due to the increase in the valuation allowance for deferred taxes.

                         FIRSTLINK COMMUNICATIONS, INC.

                 DECEMBER 31, 1997 AND 1996 AND MARCH 31, 1998

                   (INFORMATION AS OF MARCH 31, 1998 AND FOR
          THE THREE MONTHS ENDED MARCH 31, 1998 AND 1997 IS UNAUDITED)

(4) INCOME TAXES (CONTINUED)
    The Company's deferred tax assets are comprised of the following components as of December 31, 1997 and March 31, 1998:

                                                                                      MONTHS
                                                                       YEAR ENDED     ENDED
                                                                      DECEMBER 31,  MARCH 31,
                                                                          1997         1998
                                                                      ------------  ----------
Net operating loss carryforwards....................................   $  373,480      485,250
Less valuation allowance............................................     (373,480)    (485,250)
                                                                      ------------  ----------
        Net deferred tax assets.....................................   $   --           --
                                                                      ------------  ----------
                                                                      ------------  ----------

    The valuation allowance for deferred tax assets as of January 1, 1998, 1997 and 1996 was $373,480, $152,242 and $-0-, respectively. The net change in the total valuation allowance for the three months ended March 31, 1998 and the years ended December 31, 1997 and 1996 was an increase of $111,770, $221,238 and $152,242, respectively. The Company has established a valuation allowance due to the uncertainty that the full amount of the operating loss carryforwards will be utilized. Although management expects future results of operations to be profitable, it emphasized past performance rather than growth projections when determining the valuation allowance. Any subsequent adjustments to the valuation allowance, if deemed appropriate due to changed circumstances, will be recognized as a separate component of the provision for income taxes.

    The Company has net operating loss carryforwards which are available to offset future financial reporting and taxable income. Net operating loss carryforwards for tax purposes totaled approximately $965,000 and $1,244,000 at December 31, 1997 and March 31, 1998, respectively, and expire in 2011 through 2012.

    A provision of the Internal Revenue Code requires the utilization of net operating losses be limited when there is a change of more than 50% in ownership of the Company. The Company appears to have incurred an ownership change under IRC Section 382. This potential ownership change would limit the utilization of any net operating losses incurred prior to the change in ownership date. The Company intends to complete an analysis under IRC Section 382 to determine if any ownership change has occurred.

                         FIRSTLINK COMMUNICATIONS, INC.

                 DECEMBER 31, 1997 AND 1996 AND MARCH 31, 1998

                   (INFORMATION AS OF MARCH 31, 1998 AND FOR
          THE THREE MONTHS ENDED MARCH 31, 1998 AND 1997 IS UNAUDITED)

(5) DEBT

    PROMISSORY NOTES

    During 1997 and 1996, the Company issued unsecured promissory notes (the Promissory Notes) aggregating $250,000. The Promissory Notes bore interest at 8% per annum with both principal and interest payable on or before March 31, 1997. As an additional inducement, the holders of the Promissory Notes received 440 shares of the Company's common stock for each $1,000 of principal. The value assigned to such shares was $17,424 and $18,876 in 1997 and 1996, respectively. The Promissory Notes were originally recorded at $213,700, which represents the $250,000 in proceeds less a discount of $36,300 assigned to the common stock. The fair value of the common stock was based on other recent equity transactions with third parties. The discount was accreted to the debt over the life of the Promissory Notes as a financing cost. The accretion of the value assigned to the common stock is included in interest expense in the accompanying financial statements. In 1997, $245,000 of the Promissory Notes, plus accrued interest, were converted into 221,659 shares of the Company's common stock. The remaining $5,000 and accrued interest was paid in full during 1997.

    CONVERTIBLE NOTES

    During 1997, the Company issued unsecured convertible notes (the Notes) with a face value of $420,000 and 560,000 shares of common stock pursuant to a private placement memorandum (the Private Placement). Total proceeds from the Private Placement was $840,000. The Notes bear interest at 6% per annum, payable semiannually commencing June 30, 1998, mature three years from the date of issuance and are convertible into shares of the Company's common stock at $3.00 per share. The Notes were originally recorded at $210,000, which represents the face value of $420,000 less a discount of $210,000 which was assigned to the common stock and offering costs of $37,923 which are included in other assets in the accompanying financial statements. The 560,000 shares of common stock were recorded at the estimated fair market value of such shares which was $630,000 less stock offering costs of $37,301, resulting in net proceeds of $592,699. The fair market value of the common stock was based on other recent equity transactions with third parties. The discount is being accreted to the debt using the interest method over three years. The accretion value assigned to the common stock is included in interest expense in the accompanying financial statements.

    CONVERTIBLE NOTE CONVERSION

    During the three months ended March 31, 1998, the Company asked the holders of the Notes to convert the Notes into shares of common stock. As an inducement to convert, the Company reduced the conversion price to $2.25 per share from the $3.00 conversion price stated on the Notes for those holders converting on or before March 9, 1998. The induced conversion resulted in a $105,000 charge to operations, classified as other expense, during the quarter ended March 31, 1998. As of March 9, 1998, all of the Notes had been converted into 186,667 shares of common stock.

                         FIRSTLINK COMMUNICATIONS, INC.

                 DECEMBER 31, 1997 AND 1996 AND MARCH 31, 1998

                   (INFORMATION AS OF MARCH 31, 1998 AND FOR
          THE THREE MONTHS ENDED MARCH 31, 1998 AND 1997 IS UNAUDITED)

(6) STOCKHOLDERS' EQUITY

    PRIVATE PLACEMENT

    During 1997, the Company issued 290,000 units, with each unit consisting of two shares of common stock and one common stock purchase warrant pursuant to a private placement memorandum. The Company sold 126,667 units (the Units) resulting in 168,888 shares for $190,000 with the remaining 163,333 units being issued to the holders of the Promissory Notes in exchange for converting $245,000 of the Promissory Notes plus accrued interest into 221,659 shares of common stock (see note 5 above). Stock offering cost associated with the sale of the Units was $61,250.

    During February and March 1998, the Company sold 283,333 units with each unit consisting of one share of common stock and one common stock purchase warrant pursuant to a private placement memorandum. The net proceeds from the offering were $390,391.

    STOCK OPTION PLANS

    In July 1996, the Company established the FirstLink Communications, Inc. Incentive Stock Option Plan (the Incentive Plan) and the FirstLink Communications, Inc. Non-Qualified Stock Option Plan (the Non-Qualified Plan). No shares were issued under the Incentive and Non-Qualified Plans. In February 1997, the Company's Board of Directors adopted the 1997 Restated Combined Incentive Stock and Non-Qualified Stock Option Plan (the 1997 Plan) to supersede and replace the Incentive and Non-Qualified Plans. Options issued under the 1997 Plan shall not be priced at less than fair market value and expire no later than ten years from the date of grant. The vesting periods are at the discretion of the Company's Board of Directors. The 1997 Plan is subject to ratification by the majority vote of the holders of the Company's common stock within one year from the effective date of adoption for any incentive options granted under the 1997 Plan. Until ratified, all shares issued under the 1997 Plan will be non-qualified as the Board of Directors has the authority to issue nonqualified options. The Company has made available 533,333 shares for grant under the 1997 Plan. During 1997, the Company issued options to purchase 416,667 shares of common stock with vesting terms of 25% immediately and 25% on each anniversary date over a three-year period.

    The following table provides additional information concerning options granted under the 1997 Plan:

                                                 NUMBER OF   WEIGHTED AVERAGE   WEIGHTED AVERAGE
                                                  SHARES      EXERCISE PRICE     REMAINING TERM
                                                -----------  -----------------  ----------------
Outstanding, January 1, 1997..................      --           $  --
Granted.......................................     416,667            1.13           9.2 years
Exercised.....................................      --              --
Forfeited.....................................      --              --
                                                -----------          -----
Outstanding, December 31, 1997................     416,667            1.13
Granted.......................................       6,666            1.13          9.84 years
Exercised.....................................      --              --
Forfeited.....................................      --
                                                -----------          -----
Outstanding, March 31, 1998...................     423,333       $    1.13
                                                -----------          -----
                                                -----------          -----

                         FIRSTLINK COMMUNICATIONS, INC.

                 DECEMBER 31, 1997 AND 1996 AND MARCH 31, 1998

                   (INFORMATION AS OF MARCH 31, 1998 AND FOR
          THE THREE MONTHS ENDED MARCH 31, 1998 AND 1997 IS UNAUDITED)

(6) STOCKHOLDERS' EQUITY (CONTINUED)
    A total of 104,167 and 188,333 options were exercisable at December 31, 1997 and March 31, 1998 at a weighted average exercise price of $1.13.

    The Company has elected to account for its stock-based compensation plans under APB 25; however, the Company has computed, for pro forma disclosure purposes, the value of all options granted during 1997 using the Black-Scholes option pricing model as prescribed by SFAS 123 using the following assumptions used for grants in 1997:

Risk-free interest..........................................................  6.25%
Expected dividend yield.....................................................  None
Expected lives..............................................................  5 years
Expected volatility.........................................................  Not applicable

    The total value of options granted during 1997 was computed as approximately $124,000 which would be amortized on a pro forma basis over the three-year vesting period of the options. The fair market value of the option grants during 1997 was $1.13 per share.

    Had the Company determined compensation cost based on the fair value at the grant date for its stock options under SFAS No. 123, the Company's net loss and loss per share would have been:

                                                                          DECEMBER 31, 1997
                                                                       -----------------------
                                                                       AS REPORTED  PRO FORMA
                                                                       -----------  ----------
Net loss.............................................................  $  (578,276)   (609,276)
                                                                       -----------  ----------
                                                                       -----------  ----------
Basic and diluted loss per common share..............................  $      (.50)       (.52)
                                                                       -----------  ----------
                                                                       -----------  ----------

    WARRANTS

    The Company has issued various stock purchase warrants in connection with its financing activities to investors and placement agents. The following table provides additional information related to stock purchase warrants:

                                                                 RANGE OF        RANGE OF
                                                                 EXERCISE       EXPIRATION
                                            NUMBER OF SHARES    PRICES OF        DATES OF
                                               UNDERLYING        WARRANTS        WARRANTS
                                            WARRANTS ISSUED       ISSUED          ISSUED
                                              DURING YEAR      DURING YEAR     DURING YEAR
                                            ----------------  --------------  --------------
Outstanding at December 31, 1997..........        357,000      $  .75-$3.00     12/00-11/02
Outstanding at March 31, 1998.............        451,444      $  .75-$5.25     12/00-11/02

(7) RELATED PARTY TRANSACTIONS

    During 1997 and 1996 and a portion of 1998, the Company had a management agreement with an officer and director of the Company whereby from time to time a management fee was paid for his services. Amounts paid under this arrangement totaled $96,000 in both 1997 and 1996 and $30,000 during

                         FIRSTLINK COMMUNICATIONS, INC.

                 DECEMBER 31, 1997 AND 1996 AND MARCH 31, 1998

                   (INFORMATION AS OF MARCH 31, 1998 AND FOR
          THE THREE MONTHS ENDED MARCH 31, 1998 AND 1997 IS UNAUDITED)

(7) RELATED PARTY TRANSACTIONS (CONTINUED) the three months ended March 31, 1998. This officer and director became an employee of the Company on April 1, 1998.

(8) COMMITMENTS AND CONTINGENCIES

    OPERATING LEASE COMMITMENT

    The Company leases office space under a non-cancelable operating lease expiring on October 31, 2001. Operating lease payments for the years ended December 31, 1997 and 1996 and the three months ended March 31, 1998 totaled $29,160, $10,728 and $7,290, respectively. At December 31, 1997, future minimum lease payments under non-cancelable operating leases are as follows:

1998..............................................................................  $   29,160
1999..............................................................................      29,160
2000..............................................................................      29,160
2001..............................................................................      24,300
2002..............................................................................      --
                                                                                    ----------
                                                                                    $  111,780
                                                                                    ----------
                                                                                    ----------

    The Company leases certain switching equipment under capital leases. The following table is a schedule, by year, of future minimum payments under capital leases, together with the present value of the net minimum payments as of December 31, 1997:

1998..............................................................................  $   74,693
1999..............................................................................      74,693
2000..............................................................................      73,017
2001..............................................................................      57,892
2002..............................................................................       8,499
                                                                                    ----------
      Total minimum lease payments................................................     288,794
Less amount representing interest.................................................     (81,547)
                                                                                    ----------
      Total obligations under capital leases......................................  $  207,247
                                                                                    ----------
                                                                                    ----------

    In connection with entering into certain of the capital lease agreements, certain stockholders, including directors of the Company (the Guarantors), entered into personal guaranty arrangements with the lessor on behalf of the Company. The Company, in turn, agreed to issue common stock to each of the Guarantors upon execution of and throughout the duration of the leases. 16,961, 21,200 and 1,800 shares of common stock were issued to the Guarantors during 1997 and 1996 and the three months ended March 31, 1998, respectively.

    The common stock was assigned values of $17,163, $6,996 and $3,375 for the shares issued during 1997 and 1996 and the three months ended March 31, 1998, respectively, based on recent equity transactions with third parties. The value assigned to the common stock is being amortized using the

                         FIRSTLINK COMMUNICATIONS, INC.

                 DECEMBER 31, 1997 AND 1996 AND MARCH 31, 1998

                   (INFORMATION AS OF MARCH 31, 1998 AND FOR
          THE THREE MONTHS ENDED MARCH 31, 1998 AND 1997 IS UNAUDITED)

(8) COMMITMENTS AND CONTINGENCIES (CONTINUED) interest method over the lives of the leases. The accretion value is included in interest expense in the accompanying financial statements.

    COMMITMENT WITH CABLE PROVIDERS

    The Company has agreements with TCI Cablevision of Oregon, Inc. (TCI) and Paragon Cable (Paragon) to purchase bulk cable signals at the Company's properties. The agreements provide for the Company to pay fixed monthly amounts regardless of the number of customers the Company has at the properties. As of December 31, 1997 and March 31, 1998, the Company's monthly commitment was $27,224 per month. The TCI agreements provide for annual rate increases not to exceed 5%. The agreements all have terms of five years and expire during May 2001 through April 2002.

(9) LITIGATION

    In April 1997, LDDS World Comm (LDDS) filed a lawsuit against the Company seeking payment of $190,000 plus attorney fees for goods and services provided to the Company. The Company contends it was overcharged by LDDS pursuant to the terms of its agreement and the actual amount owed is approximately $126,000 which is recorded on the accompanying balance sheet. The Company has provided LDDS with supporting documentation for the actual amount owed and has offered a settlement proposal. On April 8, 1998, the LDDS claim was settled for $102,000 payable in two installments of $50,000 and $52,000 on April 10, 1998 and June 15, 1998, respectively.

    From time to time, the Company is involved in various litigation in the normal course of business. Management believes that the outcomes will not have a material impact to the Company's financial statements.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

    NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF ANY OFFER TO BUY ANY SECURITY OTHER THAN THE SHARES OF THE COMMON STOCK AND WARRANTS OFFERED BY THIS PROSPECTUS, NOR DOES IT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF ANY OFFER TO BUY THE SHARES OF COMMON STOCK OR WARRANTS BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED, OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO, OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                            ------------------------

                               TABLE OF CONTENTS


                                                                            PAGE
                                                                            ----
Prospectus Summary........................................................    4
Risk Factors..............................................................    8
Dilution..................................................................   16
Capitalization............................................................   17
Use of Proceeds...........................................................   18
Dividend Policy...........................................................   18
Selected Financial Data...................................................   19
Management's Discussion and Analysis of Financial Condition and Results of
  Operations..............................................................   20
Business..................................................................   23
Management................................................................   30
Principal Stockholders....................................................   35
Certain Transactions......................................................   36
Description of Securities.................................................   38
Underwriting..............................................................   41
Legal Matters.............................................................   44
Experts...................................................................   44
Additional Information....................................................   45
Index to Financial Statements.............................................  F-2


    UNTIL           (25 DAYS AFTER THE DATE OF THIS PROSPECTUS), ALL DEALERS
EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                        1,400,000 SHARES OF COMMON STOCK
                             1,400,000 COMMON STOCK
                               PURCHASE WARRANTS

                                   FIRSTLINK
                              COMMUNICATIONS, INC.

                             ---------------------

                                   PROSPECTUS

                             ---------------------

                          KASHNER DAVIDSON SECURITIES
                                  CORPORATION

                                JOSEPH CHARLES &
                                ASSOCIATES, INC.

                                JOSEPH DILLON &
                                 COMPANY, INC.

                                           , 1998

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    The only statute, charter provision, bylaw, contract, or other arrangement under which any controlling person, director or officers of the Registrant is insured or indemnified in any manner against any liability which he may incur in his capacity as such, is as follows:

    The Company's Articles of Incorporation permit and its Bylaws require the Company to indemnify officers and directors to the fullest extent permitted by the Oregon Business Corporation Law (OBCA). The Company has also entered into agreements to indemnify its directors and executive officers to provide the maximum indemnification permitted by Oregon law. These agreements, among other provisions, provide indemnification for certain expenses (including attorney fees), judgments, fines and settlement amounts incurred in any action or proceeding, including any action by or in the right of the Company.

    Article VI of the Company's Bylaws permits the Company to indemnify its directors, officers, employees and agent to the maximum extent permitted by the OBCA. Section 317 of the OBCA provides that a corporation has the power to indemnify and hold harmless a director, officer, employer, or agent of the corporation who is or is made a party or is threatened to be made a party to any threatened action, suit or proceeding, whether civil, criminal, administrative or investigative, against all expense, liability and loss actually and reasonably incurred by such person in connection with such a proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in the best interest of the corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe that the conduct was unlawful. If it is determined that the conduct of such person meets these standards, such person may be indemnified for expenses incurred and amounts paid in such proceeding if actually and reasonably incurred in connection therewith.

    If such a proceeding is brought by or on behalf of the corporation (i.e., a derivative suit), such person may be indemnified against expenses actually and reasonably incurred if such person acted in good faith and in a manner reasonably believed to be in the best interest of the corporation and its shareholders. There can be no indemnification with respect to any matter as to which such person is adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite such adjudication but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

    Where any such person is successful in any such proceeding, such person is entitled to be indemnified against expenses actually and reasonably incurred by him or her. In all other cases (unless order by a court), indemnification is made by the corporation upon determination by it that indemnification of such person is proper in the circumstances because such person has met the applicable standard of conduct.

    A corporation may advance expenses incurred in defending any such proceeding upon receipt of an undertaking to repay any amount so advanced if it is ultimately determined that the person is not eligible for indemnification.

    The indemnification rights provided in Section 317 of the OBCA are not exclusive of additional rights to indemnification for breach of duty to the corporation and its shareholders to the extent additional rights are authorized in the corporation's articles of incorporation and are not exclusive of any other rights to indemnification under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, with as to action in his or her office and as to action in another capacity while holding such office.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    The estimated expenses of the offering are to be borne by the Company, are as follows:

SEC Filing Fee....................................................  $   5,900
NASD Filing Fee...................................................      2,300
Nasdaq Listing Fee................................................     10,000
Boston Stock Exchange Listing Fee.................................     10,000
Printing Expenses*................................................     40,000
Accounting Fees and Expenses*.....................................     25,000
Legal Fees and Expenses*..........................................     45,000
Blue Sky Fees and Expenses*.......................................     15,000
Registrar, Transfer Agent, and Warrant Agent Fee*.................      5,000
Miscellaneous*....................................................      1,800
                                                                    ---------
  Total...........................................................  $ 160,000

------------------------

*   Estimated

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

    The following discussion gives retroactive effect to the 1-for-1.5 stock split of the Company's Common Stock which will be effected on the effective date of this Registration Statement. With the exception of the securities described in paragraph h. below, all of the shares are subject to the terms of a one-year lock-up agreement with the representative of the Underwriter in the offering register by this Registration Statement. The Registrant has sold and issued the following securities during the past three years.

    a. On January 1, 1996, the Company acquired all of the operating assets of FirstLink Tenant Services, LLC, pursuant to an asset purchase agreement, in exchange for 133,333 shares of Common Stock. The assets acquired were valued at $82,790 which was the carry-over basis in such assets and liabilities. The shares were issued to two individuals who owned the equity of FirstLink Tenant Services, LLC. The sale of the shares was made pursuant to Section 4(2) of the Securities Act; both investors were sophisticated and had access to all pertinent information about the Company.

    b. In January 1996, the Company issued 200,000 shares of Common Stock to eight persons, including management and employers of the Company and persons associated with Bathgate McColley Capital Group, LLC (BMCG). Those investors paid a total of $9,000 for the shares, or $.05 per share. The sale of the shares was made pursuant to Section 4(2) of the Securities Act; each investor was sophisticated and had access to all pertinent information about the Company.

    c. In February-April 1996, the company issued 354,667 shares to 20 investors in a private placement pursuant to Section 4(2) of the Securities Act. The shares were sold to the investors for $.33 per share, or an aggregate of $117,040. Each investor was sophisticated and had access to all pertinent information about the Company.

    d. From September 1996 through April 1997 the Company borrowed $250,000 from eleven accredited investors pursuant to Section 4(2) of the Securities Act. The Company issued 110,000 shares as additional consideration for the loans; and 3,879 in lieu of interest on the Notes. Each investor was sophisticated and had access to all pertinent information about the Company. $245,000 of the Notes were converted into units (Item 26e, below). 3,879 shares were issued in payment of interest on those notes.

    e. In April 1997, the Company issued 386,666 shares of Common Stock and warrants to purchase 193,333 shares of Common Stock to 23 persons in a private placement pursuant to Section 4(2) and Rule 506 of Regulation D of the Securities Act. Bathgate McColley Capital Group, LLC, (BMCG) whose principals (Steven M. Bathgate, Eugene C. McColley, and Vicki D. E. Barone) are securityholders of the

Company, acted as placement agent for the offering which was placed with accredited investors. Each investor executed a subscription agreement and investor questionnaire in connection with the offering. The offering was sold in units, each unit consisting of two shares of Common Stock and one Common Stock Purchase Warrant. The units were priced at $1.50 each for an aggregate price of $435,000. $245,000 of the units were purchased for cancellation of Notes (Item
26d); the remainder were purchased for cash. The Company paid BMCG commissions and a non-accountable expense allowance, totaling $61,250. BMCG also received, for nominal consideration, warrants to purchase 87,000 shares of Common Stock, exercisable at $1.13 per share until they expire on April 30, 2002.

    f. In August through November 1997, the Company issued 560,000 shares of Common Stock and $420,000 of Convertible Notes ("Notes") in a private placement pursuant to Section 4(2) and Rule 506 of Regulation D. BMCG acted as placement agent for this offering which was placed with accredited investors. Each investor executed a subscription agreement and investor questionnaire in connection with the Offering. The Offering was sold in 12 units, each unit consisting of 46,667 shares of Common Stock and one $35,000 Convertible Note. The units were priced at $70,000 per unit. The Company paid BMCG commissions and a non-accountable expense allowance totaling $74,602 and issued BMCG warrants to purchase 56,000 shares of Common Stock at $.75 per share; and warrants to purchase 14,000 shares of Common Stock at $3.00 per share. Those warrants are exercisable at any time and expire on November 30, 2002. The Notes were converted into a total of 186,667 shares of Common Stock in February and March 1998, in reliance on Section 3(a)(9) of the Securities Act.

    g. Throughout 1996 and 1997 the Company issued shares of Common Stock to four individuals, including two individuals who are directors of the Company, who guaranteed $125,000 of Company leases. The Company will continue to issue shares to each individual at the rate of 200 shares per month for as long as those leases are guaranteed by such individuals. The Company issued a total of 40,561 shares pursuant to these guarantees as of April 30, 1998. The issuances were made pursuant to Section 4(2) of the Securities Act; each investor was a sophisticated accredited investor.

    h. In February and March 1998 the Company issued units consisting of 188,889 shares of Common Stock and 188,889 Common Stock Purchase Warrants ("Exchange Warrants") to individuals in a private placement pursuant to Section 4(2) and Rule 506 of Regulation D. The Exchange Warrants will convert into Public Warrants upon the effectiveness of a Registration Statement registering the Public Warrants and the stock underlying the Public Warrants. The Public Warrants will be identical to the Warrants issued as part of the Units registered in this Registration Statement. BMCG acted as placement agent in the Offering, which was placed to accredited investors. Each investor executed a subscription agreement and investor questionnaire in connection with the Offering. The units were priced at $2.25 per unit. The Company paid BMCG commissions of $38,000.

ITEM 27. EXHIBITS.

    a. The following Exhibits are filed as part of this Registration Statement pursuant to Item 601 of Regulation S-B:

EXHIBIT NO.  TITLE
-----------  ---------------------------------------------------------------------------------------------------
    1.1      Form of Underwriting Agreement. (1)
    1.1.1    Form of Underwriting Agreement (Revised) (1)
    1.2      Form of Representative's Share Option Agreement. (1)
    1.2.1    Form of Representatives' Option Agreement (1)
    1.3      Form of Representative's Warrant Option Agreement. (1)
    3.1      Articles of Incorporation. (1)
    3.2      Bylaws. (1)
    4.1      Specimen Certificate for Common Stock. (1)
    4.2      Warrant Agreement. (1)
    4.2.1    Form of Warrant Agreement (Revised) (with Form of Warrant Certificate) (1)
    4.3      Form of Lock Up Agreement with certain Securityholders. (1)
    4.5      Registration Rights Agreement (1)
    4.6      Form of Lock Up Agreement with certain Securityholders
    5.1      Opinion of Neuman Drennen & Stone, LLC.
   10.1      1996 Stock Option Plan. (1)
   10.2      Office Lease (190 SW Harrison, Portland, OR) (1)
   10.2.1    Office Lease (The Mikado Building) (1)
   10.3      Telecommunications Services Agreement between Registrant and Oregon Portland Associates (Portland
               Center Apartments) (1)(2)
   10.3.1    Telecommunications Services Agreement between Registrant and Oregon Portland Associates (Portland
               Center Apartments) (Revised) (2)
   10.4      Telecommunications Services Agreement between Registrant and Riverplace II Joint Venture
               (Riverplace Development) (1)(2)
   10.4.1    Telecommunications Services Agreement between Registrant and Riverplace II Joint Venture
               (Riverplace Development) (Revised) (2)
   10.5      Telecommunications Services Agreement between Registrant and Elsie D. McIver U/A Trust Dated 1/4/72
               (Vista St. Clair) (1)(2)
   10.5.1    Telecommunications Services Agreement between Registrant and Elsie D. McIver U/A Trust Dated 1/4/72
               (Vista St. Clair) (Revised) (2)
   10.6      Telecommunications Services Agreement between Registrant and Lloyd Place Apartments Limited
               Partnership (Lloyd Place) (1)(2)
   10.6.1    Telecommunications Services Agreement between Registrant and Lloyd Place Apartments Limited
               Partnership (Lloyd Place) (Revised) (2)
   10.7      Telecommunications Services Agreement between Registrant and Harsch Investment Corp. (King Tower
               Apartments) (1)(2)
   10.7.1    Telecommunications Services Agreement between Registrant and Harsch Investment Corp. (King Tower
               Apartments) (Revised) (2)
   10.8      Telecommunications Services Agreement between Registrant and Harsch Investment Corp. (Park Plaza
               Apartments) (1)(2)

EXHIBIT NO.  TITLE
-----------  ---------------------------------------------------------------------------------------------------
   10.8.1    Telecommunications Services Agreement between Registrant and Harsch Investment Corp. (Park Plaza
               Apartments) (Revised) (2)
   10.9      Telecommunications Services Agreement between Registrant and Security Investments; LP (Ione Plaza
               Apartments) (1)(2)
   10.9.1    Telecommunications Services Agreement between Registrant and Security Investments; LP (Ione Plaza
               Apartments) (2)
   10.10     Telecommunications Services Agreement between Registrant and Housing Authority of Portland (Pearl
               Court Apartments) (1)(2)
   10.10.1   Telecommunications Services Agreement between Registrant and Housing Authority of Portland (Pearl
               Court Apartments) (Revised) (2)
   10.11     Telecommunications Services Agreement between Registrant and Harsch Investment Corp. (The Clay
               Towers Apartments) (1)(2)
   10.11.1   Telecommunications Services Agreement between Registrant and Harsch Investment Corp. (The Clay
               Towers Apartments) (Revised) (2)
   10.12     Telecommunications Services Agreement between Registrant and Crossing Development Corporation
               (Legends) (1)(2)
   10.12.1   Telecommunications Services Agreement between Registrant and Crossing Development Corporation
               (Legends) (Revised) (2)
   10.13     Telecommunications Services Agreement between Registrant and Parkside Place (Parkside Plaza) (1)(2)
   10.13.1   Telecommunications Services Agreement between Registrant and Parkside Place (Parkside Plaza) (1)
   10.14     Telecommunications Services Agreement between Registrant and Housing Authority of the City of
               Vancouver, Washington (Cougar Creek Apartments) (1)(2)
   10.14.1   Telecommunications Services Agreement between Registrant and Housing Authority of the City of
               Vancouver, Washington (Cougar Creek Apartments) (2)
   10.15     Telecommunications Services Agreement between Registrant and Housing Authority of the City of
               Vancouver, Washington (ParkLane Apartments) (1)(2)
   10.15.1   Telecommunications Services Agreement between Registrant and Housing Authority of the City of
               Vancouver, Washington (ParkLane Apartments) (2)
   10.16     Telecommunications Services Agreement between Registrant and Housing Authority of the City of
               Vancouver, Washington (Willow Creek Apartments) (1)(2)
   10.16.1   Telecommunications Services Agreement between Registrant and Housing Authority of the City of
               Vancouver, Washington (Willow Creek Apartments) (2)
   10.17     Telecommunications Services Agreement between Registrant and Harsch Development Corp. (Sherman
               Tower) (1)(2)
   10.17.1   Telecommunications Services Agreement between Registrant and Harsch Development Corp. (Sherman
               Tower) (2)
   10.18     Telecommunications Services Agreement between Registrant and Harsch Development Corp. (The
               Nettleton) (1)(2)
   10.18.1   Telecommunications Services Agreement between Registrant and Harsch Development Corp. (The
               Nettleton) (2)
   10.19     Telecommunications Services Agreement between Registrant and Harsch Development Corp. (Regency
               Tower Apartments) (1)(2)
   10.19.1   Telecommunications Services Agreement between Registrant and Harsch Development Corp. (Regency
               Tower Apartments) (2)

EXHIBIT NO.  TITLE
-----------  ---------------------------------------------------------------------------------------------------
   10.20     Telecommunications Services Agreement between Registrant and Harsch Development Corp. (Syl-Mar
               Estates) (1)(2)
   10.20.1   Telecommunications Services Agreement between Registrant and Harsch Development Corp. (Syl-Mar
               Estates) (2)
   10.21     Letter of Intent with WEB Services, Inc. (1)
   10.22     Registration Rights Agreement (1)
   10.23     Cable Signal Delivery Agreement with TCI Cablevision of Oregon, Inc.
   23.1      Consent of Neuman Drennen & Stone, LLC. (included in Exhibit 5.1)
   23.2      Consent of KPMG Peat Marwick LLP.
   24        Power of Attorney (included on page II-6).

------------------------

(1) Previously filed.

(2) Certain information has been omitted pursuant to Rule 406 of the Securities Act. Omitted information is designated by "-".

ITEM 28. UNDERTAKINGS.

    The undersigned Registrant hereby undertakes:

    1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

    2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    4. To provide, upon Closing of the Offering as specified in the Underwriting Agreement, certificates in such denominations and registered in such names as are required to permit prompt delivery to each purchaser.

    5. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding in connection with the securities being registered), the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

    6.  For determining any liability under the Securities Act:

        (i) To treat the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act as part of this Registration Statement as of the time it was declared effective; and

        (ii) To treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and the offering of such securities at that time as the initial bona fide offering of those securities.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Portland, State of Oregon on July 1, 1998.


                                FIRSTLINK COMMUNICATIONS, INC.

                                By:              /s/ A. ROGER PEASE
                                     -----------------------------------------
                                                  A. Roger Pease,
                                                     PRESIDENT

                               POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints A. Roger Pease and Jeffrey S. Sperber, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirement of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


          SIGNATURE                       TITLE                    DATE
------------------------------  --------------------------  -------------------
      /s/ A. ROGER PEASE
------------------------------  President, Chief Executive     July 1, 1998
        A. Roger Pease            Officer and Director

    /s/ JEFFREY S. SPERBER
------------------------------  Chief Financial Officer        July 1, 1998
      Jeffrey S. Sperber

    /s/ ALLAN A. FULSHER*
------------------------------  Secretary                      July 1, 1998
       Allan A. Fulsher

   /s/ THOMAS E. MCCHESNEY*
------------------------------  Director                       July 1, 1998
     Thomas E. McChesney

     /s/ ROBERT F. OLSEN*
------------------------------  Director                       July 1, 1998
       Robert F. Olsen

    /s/ JAMES F. TWADDELL*
------------------------------  Director                       July 1, 1998
      James F. Twaddell

*By      /s/ A. ROGER PEASE
      -------------------------
          ATTORNEY-IN-FACT

     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 18, 1998
                                                      REGISTRATION NO. 333-49291
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                    EXHIBITS

                                       TO

                                AMENDMENT NO. 2

                                       TO

                                   FORM SB-2

                          REGISTRATION STATEMENT UNDER

                           THE SECURITIES ACT OF 1933

                             ---------------------

                         FIRSTLINK COMMUNICATIONS, INC.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               INDEX TO EXHIBITS

EXHIBIT NO.  TITLE                                                                                         PAGE
-----------  ------------------------------------------------------------------------------------------  ---------
    1.1      Form of Underwriting Agreement. (1)

    1.1.1    Form of Underwriting Agreement (Revised) (1)

    1.2      Form of Representative's Share Option Agreement. (1)

    1.2.1    Form of Representatives' Option Agreement (1)

    1.3      Form of Representative's Warrant Option Agreement. (1)

    3.1      Articles of Incorporation. (1)

    3.2      Bylaws. (1)

    4.1      Specimen Certificate for Common Stock. (1)

    4.2      Warrant Agreement. (1)

    4.2.1    Form of Warrant Agreement (Revised) (with Form of Warrant Certificate) (1)

    4.3      Form of Lock Up Agreement with certain Securityholders. (1)

    4.5      Registration Rights Agreement (1)

    4.6      Form of Lock Up Agreement with certain Securityholders (1)

    5.1      Opinion of Neuman Drennen & Stone, LLC.

   10.1      1996 Stock Option Plan. (1)

   10.2      Office Lease (190 SW Harrison, Portland, OR) (1)

   10.2.1    Office Lease (The Mikado Building) (1)

   10.3      Telecommunications Services Agreement between Registrant and Oregon Portland Associates
               (Portland Center Apartments) (1)(2)

   10.3.1    Telecommunications Services Agreement between Registrant and Oregon Portland Associates
               (Portland Center Apartments)(Revised) (2)

   10.4      Telecommunications Services Agreement between Registrant and Riverplace II Joint Venture
               (Riverplace Development) (1)(2)

   10.4.1    Telecommunications Services Agreement between Registrant and Riverplace II Joint Venture
               (Riverplace Development)(Revised) (2)

   10.5      Telecommunications Services Agreement between Registrant and Elsie D. Melver U/A Trust
               Dated 1/4/72 (Vista St. Clair) (1)(2)

   10.5.1    Telecommunications Services Agreement between Registrant and Elsie D. Melver U/A Trust
               Dated 1/4/72 (Vista St. Clair)(Revised) (2)

   10.6      Telecommunications Services Agreement between Registrar and Lloyd Place Apartments Limited
               Partnership (Lloyd Place) (1)(2)

   10.6.1    Telecommunications Services Agreement between Registrar and Lloyd Place Apartments Limited
               Partnership (Lloyd Place)(Revised) (2)

   10.7      Telecommunications Services Agreement between Registrant and Harsch Investment Corp. (King
               Tower Apartments) (1)(2)

   10.7.1    Telecommunications Services Agreement between Registrant and Harsch Investment Corp. (King
               Tower Apartments)(Revised) (2)

   10.8      Telecommunications Services Agreement between Registrant and Harsch Investment Corp. (Park
               Plaza Apartments) (1)(2)

   10.8.1    Telecommunications Services Agreement between Registrant and Harsch Investment Corp. (Park
               Plaza Apartments)(Revised) (2)

   10.9      Telecommunications Services Agreement between Registrant and Security Investments; LP
               (Ione Plaza Apartments) (1)(2)

EXHIBIT NO.  TITLE                                                                                         PAGE
-----------  ------------------------------------------------------------------------------------------  ---------
   10.9.1    Telecommunications Services Agreement between Registrant and Security Investments; LP
               (Ione Plaza Apartments)(Revised) (2)

   10.10     Telecommunications Services Agreement between Registrant and Housing Authority of Portland
               (Pearl Court Apartments) (1)(2)

   10.10.1   Telecommunications Services Agreement between Registrant and Housing Authority of Portland
               (Pearl Court Apartments)(Revised) (2)

   10.11     Telecommunications Services Agreement between Registrant and Harsch Investment Corp. (The
               Clay Towers Apartments) (1)(2)

   10.11.1   Telecommunications Services Agreement between Registrant and Harsch Investment Corp. (The
               Clay Towers Apartments)(Revised) (2)

   10.12     Telecommunications Services Agreement between Registrant and Crossing Development
               Corporation (Legends) (1)(2)

   10.12.1   Telecommunications Services Agreement between Registrant and Crossing Development
               Corporation (Legends)(Revised) (2)

   10.13     Telecommunications Services Agreement between Registrant and Parkside Place (Parkside
               Plaza) (1)(2)

   10.13.1   Telecommunications Services Agreement between Registrant and Parkside Place (Parkside
               Plaza)(Revised) (2)

   10.14     Telecommunications Services Agreement between Registrant and Housing Authority of the City of Vancouver, Washington (Cougar Creek Apartments) (1)(2)

   10.14.1   Telecommunications Services Agreement between Registrant and Housing Authority of the City of Vancouver, Washington (Cougar Creek Apartments)(Revised) (2)

   10.15     Telecommunications Services Agreement between Registrant and Housing Authority of the City of Vancouver, Washington (ParkLane Apartments) (1)(2)

   10.15.1   Telecommunications Services Agreement between Registrant and Housing Authority of the City of Vancouver, Washington (ParkLane Apartments)(Revised) (2)

   10.16     Telecommunications Services Agreement between Registrant and Housing Authority of the City of Vancouver, Washington (Willow Creek Apartments) (1)(2)

   10.16.1   Telecommunications Services Agreement between Registrant and Housing Authority of the City of Vancouver, Washington (Willow Creek Apartments)(Revised) (2)

   10.17     Telecommunications Services Agreement between Registrant and Harsch Development Corp.
               (Sherman Tower) (1)(2)

   10.17.1   Telecommunications Services Agreement between Registrant and Harsch Development Corp.
               (Sherman Tower)(Revised) (2)

   10.18     Telecommunications Services Agreement between Registrant and Harsch Development Corp. (The
               Nettleton) (1)(2)

   10.18.1   Telecommunications Services Agreement between Registrant and Harsch Development Corp. (The
               Nettleton)(Revised) (2)

   10.19     Telecommunications Services Agreement between Registrant and Harsch Development Corp.
               (Regency Tower Apartments) (1)(2)

   10.19.1   Telecommunications Services Agreement between Registrant and Harsch Development Corp.
               (Regency Tower Apartments)(Revised) (2)

EXHIBIT NO.  TITLE                                                                                         PAGE
-----------  ------------------------------------------------------------------------------------------  ---------
   10.20     Telecommunications Services Agreement between Registrant and Harsch Development Corp.
               (Syl-Mar Estates) (1)(2)

   10.20.1   Telecommunications Services Agreement between Registrant and Harsch Development Corp.
               (Syl-Mar Estates)(Revised) (2)

   10.21     Letter of Intent with WEB Services, Inc. (1)

   10.22     Registration Rights Agreement (1)

   10.23     Cable Service Delivery Agreement with TCI Cablevision of Oregon, Inc.

   23.1      Consent of Neuman Drennen & Stone, LLC. (included in Exhibit 5.1)

   23.2      Consent of KPMG Peat Marwick LLP.

   24        Power of Attorney (included on page II-6).

------------------------

(1) Previously filed.

(2) Certain information has been omitted pursuant to Rule 406 of the Securities Act. Omitted information is designated by "-".